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                                                                    EXHIBIT 4.14


                              MINNEGASCO DIVISION

                       EMPLOYEES' RETIREMENT SAVINGS PLAN
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                               MINNEGASCO DIVISION

                       EMPLOYEES' RETIREMENT SAVINGS PLAN

                               TABLE OF CONTENTS

                                                                     Page
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ARTICLE 1.  APPLICATION, PURPOSES AND USE OF THE PLAN................  1
     Section 1.1   Application of the Plan...........................  1
     Section 1.2   Purposes of the Plan..............................  2

ARTICLE 2.  DEFINITIONS AND GENDER...................................  2
     Section 2.1     Definitions.....................................  2
             2.1.1   Account.........................................  2
             2.1.2   Accounting Date.................................  4
             2.1.3   Administrative Delegate.........................  4
             2.1.4   Administrator...................................  4
             2.1.5   Affiliate.......................................  4
             2.1.6   Alternate Payee.................................  4
             2.1.7   Annual Addition.................................  4
             2.1.8   Basic Earnings..................................  5
             2.1.9   Beneficiary.....................................  6
             2.1.10  Code............................................  6
             2.1.11  Committee.......................................  7
             2.1.12  Computation Year................................  7
             2.1.13  Deferred Compensation...........................  7
             2.1.14  DEI.............................................  7
             2.1.15  Designated Beneficiary..........................  7
             2.1.16  Disability......................................  7
             2.1.17  Elective Contribution...........................  7
             2.1.18  Elective Deferrals..............................  7
             2.1.19  Employee........................................  8
             2.1.20  Employer........................................  8
             2.1.21  Employment Commencement Date....................  8
             2.1.22  Entry Date......................................  8
             2.1.23  Excess Aggregate Contributions..................  8
             2.1.24  Excess Contributions............................  8
             2.1.25  Excess Deferral Amount..........................  9
             2.1.26  Family Member...................................  9
             2.1.27  415 Compensation................................  9
             2.1.28  414(s) Compensation............................. 10
             2.1.29  Full Time Employee.............................. 10


                                       i
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                                                                     Page
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             2.1.30  Highly Compensated Employee..................... 10
             2.1.31  Hour of Service................................. 12
             2.1.32  Leave of Absence................................ 16
             2.1.33  Limitation Year................................. 16
             2.1.34  Matching Contribution........................... 16
             2.1.35  Maximum Permissible Amount...................... 16
             2.1.36  Non highly Compensated Employee................. 16
             2.1.37  Normal Retirement Date.......................... 16
             2.1.38  One Year Break in Service....................... 16
             2.1.39  One Year Period of Severance.................... 16
             2.1.40  Part Time Employee.............................. 17
             2.1.41  Participant..................................... 17
             2.1.42  Participating Affiliate......................... 17
             2.1.43  Period of Service............................... 17
             2.1.44  Period of Severance............................. 20
             2.1.45  Plan............................................ 20
             2.1.46  Plan Year....................................... 20
             2.1.47  Qualified Domestic Relations Order.............. 20
             2.1.48  Qualified Joint and Survivor Annuity............ 23
             2.1.49  Qualified Matching Contribution................. 23
             2.1.50  Qualified Non-elective Contribution............. 23
             2.1.51  Qualified Survivor Annuity...................... 23
             2.1.52  Reemployment Commencement Date.................. 24
             2.1.53  Relief Employee................................. 24
             2.1.54  Severance from Service Date..................... 24
             2.1.55  Stock........................................... 25
             2.1.56  Temporary Employee.............................. 25
             2.1.57  Trust or Trust Agreement........................ 25
             2.1.58  Trustee......................................... 25
             2.1.59  Trusteed Stock Plan............................. 26
             2.1.60  Vesting Period of Service....................... 26
             2.1.61  Year of Service................................. 26
     Section 2.2     Gender and Number............................... 26

ARTICLE 3.   ELIGIBILITY TO BE A PARTICIPANT......................... 26
     Section 3.1     Initial Eligibility............................. 26
     Section 3.2     Subsequent Eligibility.......................... 27

ARTICLE 4.   CONTRIBUTIONS TO THE TRUST.............................. 28
     Section 4.1     Pay Reduction Contributions..................... 28
             4.1.1   Pay Reduction Contributions..................... 28

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             4.1.2   Pay Reduction Election.......................... 28
             4.1.3   Payment......................................... 33
             4.1.4   Allocation to Account........................... 33
     Section 4.2     Employer's Matching Contributions............... 33
             4.2.1   Amount.......................................... 33
             4.2.2   Payment......................................... 34
             4.2.3   Allocation...................................... 34
     Section 4.3     Fail Safe Contributions......................... 34
             4.3.1   Method of Determining Fail Safe Contributions... 34
             4.3.2   Time of Making Fail Safe Contributions.......... 34
             4.3.3   Allocation and Accrual Rules.................... 35
     Section 4.4     Employer Directed Reduction of Contributions.... 35
             4.4.1   General......................................... 35
             4.4.2   Actual Deferral Percentage Test................. 37
             4.4.3   Actual Contribution Percentage Test............. 38
             4.4.4   Aggregation of Plans............................ 40
             4.4.5   Additional Limitation........................... 40
     Section 4.5     Rollover Contributions and Transfers from
                     Qualified Plans................................. 42
             4.5.1   Trustee Authorized to Accept Rollover
                     Contributions (Pre 1993)........................ 42
             4.5.2   Transfers from Trusteed Stock Plan.............. 43
             4.5.3   Transfers from Cengas Plan...................... 44
             4.5.4   Transfers from EnScan Plan...................... 44
             4.5.5   Transfers from Midwest Gas Plans................ 44
             4.5.6   Other Transfers................................. 45
             4.5.7   Effect on Participation in Plan................. 46
             4.5.8   Acceptance of Direct Rollovers and Rollovers
                     (Post 1992)..................................... 46
     Section 4.6     Make up Contributions for Omitted Participants.. 47
     Section 4.7     Voluntary After Tax Contributions............... 47
             4.7.1   Amount.......................................... 47
             4.7.2   Payment......................................... 48
             4.7.3   Allocation to Account........................... 48
             4.7.4   Termination of Contributions.................... 48

ARTICLE 5.   RESTRICTIONS ON ANNUAL ADDITIONS........................ 49
     Section 5.1     General Restrictions............................ 49
     Section 5.2     Maximum Permissible Amount...................... 49
     Section 5.3     Differing Accounting Dates...................... 49
     Section 5.4     Coincidental Accounting Dates................... 50
     Section 5.5     Effect of Reduction............................. 50
     Section 5.6     Limiting Contributions to Suspense Account...... 51

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ARTICLE 6.   PERIODIC ADJUSTMENT OF ACCOUNTS AND FORFEITURES......... 51
     Section 6.1     Adjustments..................................... 51
             6.1.1   Periodic Processing Prior to May 1, 1994........ 51
             6.1.2   Daily Processing After April 30, 1994........... 53
     Section 6.2     Adjustment on Termination....................... 54
     Section 6.3     Adjustment on Direction......................... 54
     Section 6.4     Forfeitures..................................... 54

ARTICLE 7.   FUNDING AND INVESTMENT OPTIONS.......................... 54
     Section 7.1     Establishment of Funding Policy................. 54
             7.1.1   Employer Contribution and Voluntary
                     Contribution Accounts........................... 54
             7.1.2   Other Accounts.................................. 56
     Section 7.2     Separate Funds.................................. 56
             7.2.1   In General...................................... 56
             7.2.2   Establishment of Separate Funds................. 57
             7.2.3   Valuation of Separate Funds and Accounts........ 57
             7.2.4   Consolidation of Funds.......................... 57
     Section 7.3     Acquisition of Stock for Stock Accounts......... 58
     Section 7.4     Voting and Sale of Stock........................ 58
             7.4.1   Voting.......................................... 58
             7.4.2   Sale of Stock................................... 59

ARTICLE 8.   VESTING AND DISTRIBUTION OF BENEFITS.................... 59
     Section 8.1.    Retirement...................................... 59
     Section 8.2     Death........................................... 59
             8.2.1   Distributee..................................... 59
             8.2.2   Spousal Consent to Designation of Non-Spouse
                     Beneficiary..................................... 61
             8.2.3   Death After Commencement of Benefits............ 61
             8.2.4   Death Prior to Commencement of Benefits......... 61
     Section 8.3     Disability...................................... 62
     Section 8.4     Resignation or Discharge........................ 62
             8.4.1   Determination of Vesting Period of Service...... 65
             8.4.2   Forfeiture of Nonvested Portion of Account...... 65
     Section 8.5     Termination of Plan............................. 66
     Section 8.6     Distribution by Trustee......................... 67
     Section 8.7     Manner of Paying Benefits....................... 67
             8.7.1   General Forms of Distribution................... 67
             8.7.2   In Kind Distributions........................... 68
             8.7.3   Additional Rules Governing Distributions........ 68
             8.7.4   Joint and Survivor Annuity Requirements......... 69
             8.7.5   Deferred Annuity Contracts...................... 69
     Section 8.8     Commencement of Distribution.................... 70

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                                                                     Page
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             8.8.1   General......................................... 70
             8.8.2   Required Beginning Date......................... 70
             8.8.3   $3,500 Rule..................................... 71
             8.8.4   Deceased Participants........................... 71
             8.8.5   TEFRA Elections................................. 71
             8.8.6   Transfers....................................... 71
             8.8.7   Limitations on Distributions.................... 72
             8.8.8   Transfers to Successor Employer Plans........... 72
     Section 8.9     Withdrawals..................................... 73
             8.9.1   Withdrawals from Voluntary Contribution, Cengas
                     Transfer, EnScanTransfer, Midwest Employer ESOP
                     and Rollover Accounts........................... 74
             8.9.2   Withdrawals from Employer Contribution and
                     Midwest Employer Matching Accounts.............. 74
             8.9.3   Withdrawals from Pay Conversion Accounts........ 76
             8.9.4   Procedures and Penalties........................ 79
     Section 8.10    Claims Procedure................................ 80
     Section 8. 11   Incompetents.................................... 81
     Section 8.12    Missing Persons................................. 81
     Section 8.13    No Duplicate Benefits........................... 81
     Section 8.14    Direct Rollovers................................ 81
             8.14.1  General Rule.................................... 81
             8.14.2  Definitions..................................... 82

ARTICLE 9.   ADMINISTRATION.......................................... 82
     Section 9.1     Administrator................................... 83
     Section 9.2     Delegation...................................... 83
     Section 9.3     Committee....................................... 83
     Section 9.4     Reports and Records............................. 84
     Section 9.5     Establishment of Funding Policy and Investment
                     Management...................................... 85
     Section 9.6     Payment of Expenses............................. 85
     Section 9.7     Indemnification................................. 85

ARTICLE 10.  AMENDMENT TO AND TERMINATION OF PLAN.................... 85
     Section 10.1    Amendments...................................... 85
     Section 10.2    Termination of Plan............................. 86
     Section 10.3    Time of Termination............................. 86
     Section 10.4.   Distributions................................... 87
     Section 10.5    Partial Termination............................. 87

ARTICLE 11.  MISCELLANEOUS........................................... 87
     Section 11.1    No Guaranty of Employment....................... 87

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                                                                     Page
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     Section 11.2    Construction of Agreement....................... 87
     Section 11.3    Spendthrift Provision........................... 87
     Section 11.4    Headings........................................ 88
     Section 11.5    Limitation on Participating Affiliates' and
                     Trustee's Liability............................. 88
     Section 11.6    Merger.......................................... 88
     Section 11.7    Counterparts.................................... 88
     Section 11.8    Exclusive Benefit............................... 88

ARTICLE 12.  TOP HEAVY PLAN PROVISIONS............................... 89
     Section 12.1    Special Definitions............................. 89
             12.1.1  Determination Date.............................. 89
             12.1.2  Key Employee.................................... 89
             12.1.3  Permissive Aggregation Group.................... 90
             12.1.4  Required Aggregation Group...................... 90
             12.1.5  Super Top Heavy Plan............................ 91
             12.1.6  Top Heavy Compensation.......................... 91
             12.1.7  Top Heavy Plan.................................. 91
             12.1.8  Top Heavy Ratio................................. 91
             12.1.9  Valuation Date.................................. 92
     Section 12.2    Minimum Allocation.............................. 92
     Section 12.3    Vested Account Balance.......................... 94
     Section 12.4    Limitation on Benefits.......................... 95

ARTICLE 13.  PARTICIPATION BY AFFILIATES............................. 95
     Section 13.1    In General...................................... 95
     Section 13.2    Adoption........................................ 95
     Section 13.3    Administration.................................. 95
     Section 13.4    Amendment....................................... 96
     Section 13.5    Termination or Withdrawal....................... 96
     Section 13.6    Application of Terms of the Plan................ 96
             13.6.1  Eligibility..................................... 96
             13.6.2  Determination of Contributions.................. 97
             13.6.3  Allocation of Contributions..................... 97
             13.6.4  Distributions................................... 98
     Section 13.7    Interpretation.................................. 98

                              MINNEGASCO DIVISION

                       EMPLOYEES' RETIREMENT SAVINGS PLAN

     In order to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable laws, the successor sponsor of the Diversified Energies, Inc. Employees Retirement Savings Plan and the Diversified Energies, Inc. Employees' Trusteed Stock Purchase Plan adopts this plan document as a complete restatement of the Plan effective January 1, 1987, or as of such other dates explicitly stated in the plan document. Effective November 29, 1990, the Plan was renamed the Minnegasco Division Employees' Retirement Savings Plan.

     Prior to May 1, 1994, the Plan was administered using periodic Accounting Dates. Effective May 1, 1994, the Plan is administered with daily valuations of investment funds and, ultimately, with daily processing of transactions. Due to the conversion from one recordkeeping system to another and the transfer of accounts to newly selected investment funds, the processing of distribution requests, changes in contribution levels and changes in participant investment elections which are otherwise permitted by the Plan shall be suspended for a period of approximately two months. References in the Plan to "July 1, 1994" are intended to be references to the date on which the conversion to daily processing is completed. The references to "July 1, 1994" shall be interpreted to mean July 1, 1994 or such other date on which the conversion is completed.

 ARTICLE 1.    APPLICATION, PURPOSES AND USE OF THE PLAN

      SECTION 1.1 - APPLICATION OF THE PLAN. The provisions of the Plan, as set forth herein, shall apply only to individuals who are employed by a Participating Affiliate on or after January 1, 1987, and to their Beneficiaries.

     From July 1, 1983, until the adoption of this restatement, the provisions of the Plan have been contained in two separate documents, each one describing the provisions applicable to different groups of employees. With this restatement the document entitled "Diversified Energies, Inc. Employees Savings Plan" and the document entitled "Diversified Energies, Inc. Employees' Trusteed Stock Purchase Plan" are combined as a single plan document.

     The Plan and the Trust shall constitute a qualified profit sharing retirement plan (within the meaning of Code Section 401(a)), with savings features pursuant to Code Section 401(k). The Plan shall also constitute an eligible individual account plan as defined in ERISA (S) 407(d)(3) which is authorized to acquire and hold qualifying employer securities (as defined in ERISA (S) 407(d)(5)) with a value in excess of ten percent of the fair market value of the assets of the Plan.

     The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Labor Regulations (S) 2550.404c-1. The Plan's fiduciaries shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary, to the extent permitted under Section 404(c) of ERISA.

     SECTION 1.2 - PURPOSES OF THE PLAN.  The principal purposes of the Plan are
(a) to aid eligible Employees in the acquisition of financial security for themselves and their Beneficiaries, (b) to promote in Employees a strong interest in the successful operation of the Employer, loyalty to the Employer and increased efficiency in their work, and (c) to encourage and provide the opportunity for eligible Employees to make regular and systematic retirement savings from current income by pre-income-tax payroll deductions.

 ARTICLE 2.    DEFINITIONS AND GENDER

     SECTION 2.1 - DEFINITIONS. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when the defined meaning is intended, the term is capitalized:

             2.1.1 - "ACCOUNT" means the record of the assets credited to an individual under the Plan and may refer to any or all of the following: Pay Conversion Account, Employer Contribution Account, Voluntary Contribution Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer Matching Account, Midwest Employer ESOP Account, Rollover Account, and Loan Account.

            "Pay Conversion Account" means the record of amounts attributable to Employer contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement.

            "Employer Contribution Account" means the record of Matching Contributions to the Plan (other than Elective Deferrals) pursuant to Sections 4.2, 4.3 or 4.6.

            "Employer Contribution Account" also includes amounts and shares of Stock attributable to Participating Affiliate contributions allocated to a Participant under the Trusteed Stock Plan.

            "Voluntary Contribution Account" means the record of amounts attributable to Participant after-tax non-matching contributions made pursuant to Section 4.7 and amounts and shares of Stock attributable to Participant contributions made under the Trusteed Stock Plan which are to be held, administered and distributed pursuant to the terms of this Plan .

             For periods prior to May 1, 1994, Voluntary Contribution Accounts and Employer Contribution Accounts may have subaccounts which separately hold amounts invested in Stock and amounts otherwise invested ("Stock Accounts" and "Cash Accounts"). The subaccounts in the Voluntary Contribution Account may be further divided into subaccounts holding amounts accumulated as of December 31, 1986, and contributions and earnings allocated subsequent to December 31, 1986. Effective May 1, 1994, the Stock Accounts and Cash Accounts shall be merged, but amounts accumulated as of December 31, 1986 in Voluntary Contribution Accounts shall continue to be recorded separately from contributions and earnings allocated thereafter.

             "Cengas Transfer Account" means the record of amounts attributable to assets transferred to the Plan on behalf of a Participant from the Minnegasco, Inc. Retirement Plan for Employees of the former Cengas Division. See Subsection 4.5.3.

             "EnScan Transfer Account" means the record of amounts attributable to assets transferred to the Plan on behalf of a Participant from the EnScan, Inc. Profit Sharing Plan. See Subsection 4.5.4.

             "Midwest Employer Matching Account" and "Midwest Employer ESOP Account" mean the record of amounts attributable to assets transferred to the Plan on behalf of a Participant from a Matching Account or ESOP Fund under the Iowa Public Service Savings Investment Plan For Salaried Employees or the Iowa Public Service Savings Investment Plan For Bargaining Unit Employees. See Subsection 4.5.5.

             "Rollover Account" means the record of an Employee's rollover contributions from other qualified plans and direct transfers on behalf of an Employee by trustees of other qualified retirement plans.

             "Loan Account" means the record of unpaid principal and accrued interest on a loan to a Participant or Beneficiary under a loan program adopted by the Administrator.

     The Administrator, in its discretion, may establish additional subaccounts within the various Accounts or combine similar Accounts or subaccounts.
     The Administrator may also determine that certain benefits transferred from other qualified plans shall be credited to existing Accounts which have similar tax or distribution characteristics as the transferred benefits,

             2.1.2 - "ACCOUNTING DATE" means (i) prior to May 1, 1994, the last day of each Plan Year, and such other dates as may be specified by the Administrator and (ii) on or after May 1, 1994, each day the New York Stock Exchange is open for business, except for bank holidays.

             2.1.3 - "ADMINISTRATIVE DELEGATE" means one or more persons or institutions to whom the Administrator or Committee has delegated certain administrative functions pursuant to written agreement.

             2.1.4 - "ADMINISTRATOR" for purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 shall mean Minnegasco, a division of NorAm Energy Corp. (formerly known as Arkla, Inc.), for periods on or after November 29, 1990. Prior to November 29, 1990, DEI was the Administrator of the Diversified Energies, Inc. Employees Retirement Savings Plan. In the event a Committee is appointed, the term Administrator shall be deemed to refer to the Committee to the extent the duties and obligations of the Administrator are delegated to such Committee.

             2.1.5 - "AFFILIATE" means, for periods prior to November 29, 1990, a group of entities and each such entity, including DEI, which constitutes a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses (whether or not incorporated) under common control (as defined in Code Section 414(c)), or an affiliated service group (within the meaning of Code Section 414(m)), and any other entity required to be aggregated with the Employer pursuant to regulations under Code
     Section 414(o). For periods after November 28, 1990, "Affiliate" means a similarly described group consisting of NorAm Energy Corp. (formerly known as Arkla, Inc.) and its related entities. For purposes of Article 5 of the Plan, the necessary level of ownership or control for determining affiliation shall be reduced from 80% to 50% pursuant to Code Section 415(h).

             2.1.6 - "ALTERNATE PAYEE" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the benefits payable under the Plan with respect to such Participant.

             2.1.7 - "ANNUAL ADDITION" means, with respect to each Participant, the sum for the Limitation Year of all Affiliate contributions, employee after-tax contributions and forfeitures allocated to his accounts in all qualified retirement plans. Annual Additions for a Limitation Year also include amounts allocated to a suspense account in a prior year pursuant to
     Section 5.5 and allocated to the Participant's Account for such Limitation Year. However, for Limitation Years commencing prior to January 1, 1987, employee after-tax contributions included in Annual Additions shall be limited to such contributions equal to the lesser of one-half of the Participant's after-tax contributions, or the excess of said contributions over 6% of said Participant's 415 Compensation for the Limitation Year.

            Amounts allocated to an individual medical benefit account, as defined in Code Section 415(1)(2), which is part of a qualified pension or annuity plan maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan. In addition, amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code
     Section 419A(d)(3), under a welfare benefit fund, as defined in Code
     Section 419(e), maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.

             2.1.8 - "BASIC EARNINGS" of a Participant for each Participating Affiliate shall be the individual's regular salary or regular basic earnings based on the individual's straight time hourly wage which is paid during the Plan Year, in each case adjusted by the following:

                    (a) If an Employee is compensated in whole or in part on the basis of a commission, a sales bonus, or both, where the commission or sales bonus is an integral part of the Employee's customary compensation, that commission or sales bonus paid by the Participating Affiliate shall be included in the definition of Basic Earnings. For example, Basic Earnings shall not include incentive bonuses paid by DEI, Minnegasco, Inc. and Minneapolis Energy Center, Inc., but shall include commissions, sales bonuses (including spot bonuses for sales performance), sales support pool bonuses and employment bonuses paid by EnScan, Inc.

                    (b) If an Employee is a participant in a plan maintained by an Affiliate which is described in Code Section 401(k), including this Plan, Basic Earnings shall include any amount which would be included in Basic Earnings but for the Employee's election to reduce his or her compensation and have the amount of the reduction contributed to the 401(k) plan on the Employee's behalf

                    (c) If an Employee is a participant in a plan maintained by an Affiliate which is described in Code Section 125, Basic Earnings shall include any amounts which would be included in Basic Earnings but for the Employee's election to reduce his or her salary and apply the same toward a benefit or benefits under the plan, but expressly excluding any funds or credits made available by an Affiliate other than through salary reduction, regardless of whether the Employee elects or could elect to receive the same in cash.

                    (d) Basic Earnings shall not include pay for overtime, non-
             sales bonuses or commissions, any bonuses or commissions which are not an integral part of an Employee's customary compensation, reimbursed expenses, moving allowances, and any amounts paid or credited under this Plan or, except as otherwise provided in this Section, any other plan of deferred compensation.

                    (e) Basic Earnings shall not include any compensation
             payable in a form other than cash or not included in an Employee's gross income for federal income tax purposes.

                    (f) Shift differentials shall be included in Basic Earnings.

                    (g) Basic Earnings shall include amounts paid to an
             individual by the Participating Affiliate for performance of union functions for which the Participating Affiliate is reimbursed by the union.

                    (h) Basic Earnings of a Key Employee for a Plan Year the
             Plan is a Top Heavy Plan, and of any Employee for Plan Years beginning after December 31, 1988, and before January 1, 1994, shall not exceed $200,000 (as adjusted to take into account any adjustments made by the Secretary of the Treasury pursuant to Code Sections 40l(a)(17) or 4l5(d)(2)). For Plan Years beginning after December 31, 1993, Basic Earnings shall not exceed $150,000 (as adjusted by the Secretary of the Treasury for cost-of-living increases).

             2.1.9 - "BENEFICIARY" means such person or persons who at any particular time shall be entitled to receive a distribution from the Trust in the event of the death of a Participant.

             2.1.10 - "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor tax code. References to a Code section shall be deemed to be to that section or to any successor to that section.

             2.1.11 - "COMMITTEE", as used in the Plan, means the administrative committee which the Administrator may establish under the provisions of
     Section 9.3 of the Plan. In this context, the Committee is distinct from the Employee Benefits Administrative Committee of NorAm Energy Corp. As used in the Trust, however, Committee means the Employee Benefits Administrative Committee of NorAm Energy Corp.

             2.1.12 - "COMPUTATION YEAR" means a consecutive 12-month period used for determining Years of Service for eligibility for the Plan and vesting. For purposes of eligibility for the Plan, the Computation Year means a consecutive 12-month period measured from the date an Employee first completes an Hour of Service for an Affiliate; provided, however, if the Employee fails to complete 1,000 Hours of Service during that initial 12-month period, the Computation Year shall be the Plan Year. For computing Years of Service for vesting, the Computation Year shall be the Plan Year.

             2.1.13 - "DEFERRED COMPENSATION" means any Employer contribution to this or any other plan to the extent not includible in gross income for the Participant's taxable year under Code Sections 402(e)(3), 402(h)(1)(B), or 403(b) (if contributed under a salary reduction agreement), including deferrals under Section 4.1 of this Plan.

             2.1.14 - "DEI" means Diversified Energies, Inc., a Minnesota corporation which was merged into Arkla, Inc. effective November 29, 1990.

             2.1.15 - "DESIGNATED BENEFICIARY" means any individual other than the Participant's spouse, designated by a Participant, or if the Participant is deceased, by the surviving spouse of the Participant, as a Beneficiary.

             2.1.16 - "DISABILITY" means a total and permanent physical or mental impairment of a Participant resulting from bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The determination of disability shall be made by the Administrator based upon the certificate of a physician approved by the Employer. Disability shall not include a physical or mental condition resulting from a self-inflicted injury or the person's own criminal action.

             2.1.17 - "ELECTIVE CONTRIBUTION" means any contribution made to a qualified plan at the election of an employee in lieu of cash compensation.

             2.1.18 - "ELECTIVE DEFERRALS" means contributions made to the Plan during the Plan Year by the Employer at the election of the Participant in lieu of cash compensation, and shall include contributions made pursuant to a pay reduction election.

             2.1.19 - "EMPLOYEE" means any person, including an officer, who is employed as a common-law employee by a Participating Affiliate.

             Also, an individual shall be considered to be an Employee if such individual is a leased employee within the meaning of Code Section 414(n)(2), but only if (a) leased employees constitute more than twenty percent (20%) of Non-highly Compensated Employees or (b) the individual is not covered by a qualified money purchase pension plan maintained by the leasing organization providing a nonintegrated employer contribution rate of at least ten percent (10%) and providing for immediate participation and full and immediate vesting.

             2.1.20 - "EMPLOYER" means, with respect to an Employee at a given time, the Participating Affiliate by which the Employee is then employed. For purposes of determining a Participant's entitlement to receive a distribution, the Participant shall not be treated as having terminated employment with the Employer until he has terminated employment with all Affiliates.

             2.1.21 - "EMPLOYMENT COMMENCEMENT DATE" of an Employee means the first day the Employee performs duties for an Affiliate for which the Employee is paid or is entitled to be paid, provided, that if such date is not the first day of the calendar month, but is the first regular business day of the calendar month for the Affiliate, the Employment Commencement Date shall be the first day of the calendar month.

             2.1.22 - "ENTRY DATE" means, for periods after October 31, 1989, the first day of each month. Prior to November 1, 1989, "Entry Date" means each January 1 and July 1.

             2.1.23 - "EXCESS AGGREGATE CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Matching Contributions and Participant after-tax contributions (and any Elective Deferrals taken into account in computing the actual contribution percentage pursuant to Subsection 4.4.3) actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(a).

             2.1.24 - "EXCESS CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Elective Deferrals (including any Qualified Matching Contributions and Qualified Non-elective Contributions taken into account in computing the actual deferral percentage pursuant to Subsection 4.4.2 actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii).

            2.1.25 - "EXCESS DEFERRAL AMOUNT" means the amount of Elective Deferrals for a calendar year that a Participant contributes to this Plan pursuant to Section 4.1 of the Plan which, when added to amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the deferral occurred.

            2.1.26 - "FAMILY MEMBER" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

            2.1.27 - "415 COMPENSATION" of an Employee for any Limitation Year means a Participant's earned income, wages, salaries, and fees for professional services and other amounts paid for personal services actually rendered in the course of employment with any Participating Affiliate during such year (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and other amounts as referred to in Treasury Regulation Section 1.415-2(d)), and excluding the following:

                    (a) Employer contributions to a plan of deferred
             compensation which are not includable in the Employees gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (b) Amounts realized from the exercise of a nonqualified
             stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (c) Amounts realized from the sale, exchange or other
             disposition of stock acquired under a qualified stock option; and

                    (d) Other amounts which receive special tax benefits, such as benefits under cafeteria plans and premiums for group term life insurance (to the extent they are not includable in the Employee's gross income), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

             2.1.28 - "414(S) COMPENSATION" of an Employee for any Plan Year means, unless otherwise elected by the Administrator in a manner consistent with Code Section 414(s) and regulations thereunder, such Employee's 415 Compensation increased by any amount contributed by the Employer for such Employee pursuant to a salary reduction or other agreement and which is not includable in the gross income of such Employee under Code Sections 125, 402(e)(3), 402(h) or 403(b). The Director of Compensation and Benefits has authority to determine whether Elective Contributions will be included in 414(s) Compensation or to elect an alternative definition as provided in regulations issued by the Secretary of the Treasury.

            "414(s) Compensation" shall be limited to $200,000 (as adjusted in the same manner as permitted under Code Section 415(d)) for Plan Years beginning before January 1, 1994, and to $150,000 (as adjusted) for Plan Years beginning after December 31, 1993. Provided, that if there is a partial Plan Year due to a change in Plan Year, the annual compensation limit shall be multiplied by the number of months in such year and divided by 12.

             2.1.29 - "FULL TIME EMPLOYEE" means an Employee who has a regularly scheduled work week of 40 hours or more. Any reduction of hours worked or scheduled for an Employee who is on a reduced work schedule that was offered to the Employee pursuant to the Special Personal Leave and Reduced Work Week Program shall be disregarded in determining whether an individual is a Full Time Employee.

             2.1.30 - "HIGHLY COMPENSATED EMPLOYEE" includes highly compensated active employees and highly compensated former employees.

            A highly compensated active employee includes any Employee who performs service for an Affiliate during the determination year and who, during the look-back year: (i) received compensation from all Affiliates in excess of $75,000 (as adjusted pursuant to Code (S) 415(d)); (ii) received compensation from all Affiliates in excess of $50,000 (as adjusted pursuant to Code (S) 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of an Affiliate and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code (S) 415(b)(i)(A). The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 employees who received the most compensation from all Affiliates during the determination year; and (ii) Employees who are five-percent owners at any time during the look-back year or determination year.

            The top-paid group consists of the top 20% of Employees ranked on the basis of compensation received during the Plan Year. For purposes of determining the number of employees in the top-paid group, Employees described in Code Section 414(q)(8) and Q & A 9(b) of Treasury Regulation
     (S) 1.414(q)-IT are excluded. The number of officers is limited to 50 or, if lesser, the greater of 3 Employees or 10% of all Employees. Further, all Affiliates are treated as one employer when applying these rules to determine the Highly Compensated Employees.

            If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

            A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliate during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. With respect to an Employee who separated from service before January 1, 1987, such an Employee will be included as a Highly Compensated Employee only if the Employee was a 5% owner or received compensation in excess of $50,000 during (1) the Employee's separation year (or the year preceding such separation year) or (2) any year ending on or after such individual's 55th birthday (or the last year ending before such Employees 55th birthday).

            If an Employee is, during a determination year or a look-back year, a Family Member of either a five-percent owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the Family Member and the five-percent owner or top-ten highly compensated employee shall be aggregated. In such case, the Family Member and five-percent owner or top-ten highly compensated employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five-percent owner or top-ten highly compensated employee.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder. For purposes of this definition, "compensation" for a determination year or look-back year shall mean the Employee's 415 Compensation for such period (i) without regard to Code Section 125, and (ii) plus any Deferred Compensation for such period.

             2.1.31 - "HOUR OF SERVICE" by an Employee means each hour:

                  (a) He is paid or entitled to payment by an Affiliate for the performance of duties for an Affiliate;

                  (b) He is paid or entitled to payment by an Affiliate for reasons such as vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or Leave of Absence for a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); and

                  (c) For which back pay (irrespective of mitigation of damages) has either been awarded to the Employee or agreed to by an Affiliate and is not otherwise credited herein.

                  (d) Hours of Service shall be credited during a period of a Leave of Absence, whether paid or unpaid. If it is a paid Leave of Absence, the Employee shall receive credit under either this paragraph or paragraph (b), whichever produces the greater number of Hours of Service. Hours credited during the Leave of Absence shall be computed on the basis of an assumed 8 hour work day and a 40 hour work week; provided, however, in the case of a Part Time Employee or a Relief Employee, Hours of Service shall be credited based on a daily average of the Employee's Hours of Service determined under paragraphs (a), (b) and
        (c) for the preceding 12 months, or during the Employees entire employment with an Affiliate if employed by an Affiliate for less than 12 months.

                  (e) For purposes of paragraphs (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the Employee's Hours of Service otherwise determined under paragraphs (a), (b) and (c) for the 12 months immediately preceding the date of determination, or during the Employee's entire employment with an Affiliate ending immediately prior to the date of determination if employed by an Affiliate for less than 12 months.

                  (f) In the _____________ Employee who is absent from employment with an account of disability and is receiving disability payments under a long-term disability plan maintained by an Affiliate or is receiving disability payments under applicable workers' compensation laws, Hours of Service shall be credited to that Employee for so long as those payments continue (but not beyond the Employee's Normal Retirement
        Age) (i) on the basis of an assumed 8 hour work day and a 40 hour work week or (ii) in the case of a Part Time Employee or Relief Employee, on the basis of the daily average of the Employee's Hours of Service determined under paragraphs (a), (b) and (c) for the 12 months preceding the date the Employee first became disabled, or during the Employee's entire employment with an Affiliate if employed by an Affiliate for less than 12 months.

            The fact that an individual receiving long term disability benefits may be granted credit for service under this definition does not give the individual the status of an employee for purposes apart from this Plan.

            For purposes of crediting Hours of Service under paragraph (b) and paragraph (c) (to the extent that the award for back pay relates to periods of time during which no duties are performed), the following limitations shall apply:

                    (i) No more than 501 Hours of Service shall be credited for any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                    (ii) No credit shall be given on account of payments made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation or disability instant laws; and

                    (iii) No credit shall be given for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee.

            For purposes of paragraphs (a), (b) and (c), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly or indirectly through, among others, a trust fund or insurer to which an Affiliate contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

            If an Employee is not otherwise credited with 1,000 or more Hours of Service in a Plan Year which falls within (partially or entirely) the period described in the following sentence, the Employee shall be credited with such number of additional Hours of Service so that the number of Hours of Service in such Plan Year shall be equal to 1,000 provided he is reemployed by an Affiliate at the end of such period. The period referred to in the preceding sentence is the period of service with the armed forces of the United States which the Employee entered from employment with an Affiliate on account of induction or enlistment, up to and including the earlier of his return to work with an Affiliate or the last day of the period prescribed by law within which said Employee can exercise a statutory right to reinstatement (or in the absence of any applicable law, 90 days from his discharge from military service), provided that he does in fact return to work with an Affiliate within said period.

            If an Employee's absence from work begins by reason of a maternity or paternity absence described below, the Employee shall be deemed credited with the following Hours of Service only for purposes of determining whether the Employee has incurred a One-Year Break in Service. The hours deemed to be Hours of Service are those which otherwise would normally have been credited to such Employee under this Section, or if those hours may not be determined, eight Hours of Service per each normal work day absent. However, no more than 501 Hours of Service shall be credited for any single continuous period during the Employee's maternity or paternity absence.
     The hours shall be deemed to be Hours of Service in the year in which absence form work begins if an Employee Would be prevented from incurring a One-Year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in the immediately following year, if the Employee would not incur a One-Year Break in Service in the year in which the absence begins. For purposes of this paragraph, a maternity or paternity absence means an absence:

          (1) by reason of the pregnancy of the Employee;

          (2) by reason of the birth of a child of the Employee;

          (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

          (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     The Employer may require the Employee to furnish such timely information as the Employer may reasonably require to establish that the absence from work is for the maternity or paternity reasons described above and the number of days for which there was such an absence.

            Credit for Hours of Service shall be given to the extent and for the purposes provided by the Family and Medical Leave Act.

            For computing Hours of Service, credit shall not be given for service with all predecessor entities of an Affiliate or with respect to periods Affiliates were not considered as Affiliates except: (1) credit shall be given to the extent required by the provisions of any agreement executed by an Affiliate relating to any acquisition or merger, or in accordance with uniform rules adopted by the Employer, and (2) credit for purposes of eligibility and vesting shall be given for service (prior to employment with the Employer) with Midwest Power Systems, Inc. or one of its affiliates, and with any employer that was not an Affiliate at the time of the service but had become an Affiliate prior to January 1, 1987. Also, credit for Hours of Service shall be given with respect to service with all entities which are members of a controlled or commonly controlled group of corporations, trades or businesses, or affiliated service groups (as those terms are referred to Code Sections 414(b), 414(c) and 414(m)) in periods during which Affiliate is a member of such group.

            In computing Hours of Service to the extent not otherwise provided in the Plan, the rules contained in paragraph (b) and (c) of Regulation (S) 2530.200b-2 issued by the Department of Labor shall be applied, and such rules are incorporated herein by reference.

            Hours of Service shall be determined by Employer from records determined by it to accurately reflect this information. Personnel who are considered to be in a maritime industry for purposes of Code Sections 410(a)(3)(D) and 411 (a)(5)(D) shall be credited with eight Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service pursuant to the foregoing provisions. If during any computation period, an Employee is neither paid on an hourly basis nor in a maritime industry job classification or in a job classification requiring that he receive pay for overtime, if any, under the Federal Fair Labor Standards Acts, such Employee shall, for that computation period, be credited with 190 Hours of Service for each calendar month for which the Employee would be required to be credited with at least one Hour of Service pursuant to the foregoing provisions.

             2.1.32 - "LEAVE OF ABSENCE" means a leave from active employment approved by a Participating Affiliate on a uniform and nondiscriminatory basis in accordance with its standard personnel policy.

             2.1.33 - "LIMITATION YEAR" means the 12-month period commencing January 1 and ending December 31.

             2.1.34 - "MATCHING CONTRIBUTION" means any Employer contribution for a Plan Year allocated to a Participant's Employer Contribution Account pursuant to Sections 4.2, 4.3 or 4.6.

             2.1.35 - "MAXIMUM PERMISSIBLE AMOUNT" means, for a Limitation Year, with respect to any Participant, the lesser of (1) $30,000 (or, if greater, one-fourth of the dollar limitation for defined benefit plans under Code
     Section 415(b)(1)(A) as in effect for the Limitation Year) or (2) twenty-five percent (25%) of his 415 Compensation for the Limitation Year. The latter limitation of this subsection shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code Section 415(1)(1).

             2.1.36 - "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee who is either a 5-percent owner (as defined in Code
     Section 414(q)) or in the group consisting of the ten Highly Compensated Employees paid the greatest 415 Compensation for the Plan Year.

             2.1.37 - "NORMAL RETIREMENT DATE" means the date on which a Participant attains age 65.

             2.1.38 - "ONE-YEAR BREAK IN SERVICE" means a Plan Year during which a Relief Employee (or a Part Time, Employee who is not scheduled to work more than 1,000 hours in a 12-month period) has not completed more than 500 Hours of Service.

             2.1.39 - "ONE-YEAR PERIOD OF SEVERANCE" for a Full Time Employee (or a Part Time Employee scheduled to work more than 1,000 hours in a 12-month period) means a 12-consecutive-month period beginning on the Participant's Severance from Service Date and ending on the first anniversary of that date, provided that the Participant does not perform any duties for an Affiliate during that period for which the Participant is paid or entitled to payment.

             2.1.40 - "PART TIME EMPLOYEE" means an Employee who has a regularly scheduled work week of less than 40 hours. Any reduction of hours worked or scheduled for an Employee who is on a reduced work schedule that was offered to the Employee pursuant to the Special Personal Leave and Reduced Work Week Program shall be disregarded in determining whether an individual is a Part Time Employee.

            2.1.41 - "PARTICIPANT" means an Employee who enters the Plan as provided herein. An Employee who becomes a Participant shall be considered to be a Participant until the earlier of his death, payment of all benefits from the Plan to him, or forfeiture of all of his benefits under the Plan.

             2.1.42 - "PARTICIPATING AFFILIATE" means an Affiliate which has adopted the Plan and which has not terminated participation or withdrawn pursuant to Article 13. Prior to November 29, 1990, the Participating Affiliates were DEI, Minnegasco, Inc., Minneapolis Energy Center, Inc., and EnScan, Inc. After November 28, 1990, the Participating Affiliates became Minnegasco (a division of Arkla, Inc.), DEI (a division of Arkla, Inc.), Minneapolis Energy Center, Inc., EnScan, Inc. and E.F. Johnson Company. EnScan, Inc. ceased being a Participating Affiliate on February 28, 1992, E.F. Johnson Company ceased being a Participating Affiliate on July 31, 1992, and Minneapolis Energy Center, Inc, ceased being a Participating Affiliate on August 19, 1993.

             2.1.43 - "PERIOD OF SERVICE" means the aggregate of each segment of time, stated as full months, which begins on an Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ends on the next following Severance from Service Date.
     The term shall be applicable only to Full Time Employees and to Part Time Employees who are scheduled to work more than 1000 hours in a 12-consecutive-month period. In computing Periods of Service, 30 days shall be deemed to be a full month when aggregating fractional months. "Period of Service" shall also include the following:

                    (a) Any period of service with the armed forces of the
             United States which the Employee entered from employment with an Affiliate on account of induction or enlistment under federal law, provided the Employee returns to employment with an Affiliate within the period prescribed by federal law during which the Employee's reemployment rights are protected or, in the absence of such law, within 90 days from the date the Employees release or discharge from military service is available.

                    (b) In the event an Employee has a Severance from Service by reason of a quit, discharge or retirement and the Employee subsequently performs an Hour of Service for which the Employee is paid or entitled to payment, and that Hour of Service is performed within 12 months of the Severance from Service Date, "Period of Service" shall include the Period of Severance.

                    (c) In the event an Employee has a Severance from Service by reason of a quit, discharge or retirement during an absence from service from an Affiliate of 12 months or less (which absence from service was not the result of a quit, discharge or retirement) and subsequently performs an Hour of Service for which the Employee is paid or entitled to payment, and that Hour of Service is performed within 12 months of the date the Employee was first absent from service from an Affiliate, then despite the provisions of Subsection (b) above, "Period of Service" shall include the period from the date of the quit, discharge or retirement and the first anniversary of the date on which the Employee was first absent from service for a reason other than a quit, discharge or retirement.

                    (d) Any period during which the Employee is on a Leave of
             Absence, except that credit shall not be given under this subsection if it would otherwise be given under any other provision of this Section.

                    (e) Any period for which an Employee is disabled and
             receiving disability payments under a long term disability plan maintained by an Affiliate or disability payments under applicable workers' compensation laws. The fact that an individual receiving long term disability benefits may be granted credit for service under this definition does not give the individual the status of an employee for purposes apart from this Plan.

                    (f) Any period of service with Midwest Power Systems, Inc.
             or one of its affiliates, and with any employer that was not an Affiliate at the time of the service but had become an Affiliate prior to January 1, 1997, if such service was followed by employment with an Affiliate. This service shall be credited only for purposes of eligibility and vesting.

                    (g) Any period for which credit is required under the Family and Medical Leave Act, for such purposes described in the Act, except that credit shall not be given under this paragraph if it would otherwise by given under any other provision of the Subsection.

            In the case of an Employee who transfers from a class of employees whose service is determined by counting Years of Service to a class of employees whose service is determined on the basis of Periods of Service; the Employee shall receive credit, as of the date of the transfer, for service consisting of--

                    (A) A number of years equal to the number of Years of
             Service credited to the Employee before the Computation Year during which the transfer occurs; and

                    (B) The greater of (1) the period of time beginning on the first day of the Computation Year during which the transfer occurs and ending on the date of such transfer or (2) the service taken into account under the Years of Service rule as of the date of the transfer.

     If the service for which an Employee receives credit under this paragraph consists of the total of the service determined under (A) and (B)(1) above, the Employee shall receive credit for service subsequent to the transfer commencing on the date the transfer occurs. If such service consists of the total of the amounts of service determined under (A) plus (B)(2) above, the Employee shall receive credit for service subsequent to the transfer commencing on the day after the last day of the Computation Year during which the transfer occurred.

            In the case of an Employee who transfers from a class of employees whose service is determined on the basis of Periods of Service to a class of employees whose service is determined by counting Years of Service--

                    (A) The Employee shall receive credit, as of the date of the transfer, for a number of years equal to the number of one-year Periods of Service credited to the Employee as of the date of the transfer; and

                    (B) The Employee shall receive credit in the Computation
             Year which includes the date of the transfer, for a number of Hours of Service determined by crediting 190 Hours of Service for each calendar month for which the Employee would be required to be credited with at least one Hour of Service pursuant to the Plan.

             2.1.44 - "PERIOD OF SEVERANCE" of an Employee means the period of time commencing on the Employee's Severance from Service Date and ending on the Employee's Reemployment Commencement Date.

             2.1.45 - "PLAN" means the Minnegasco Division Employees' Retirement Savings Plan, the terms and provisions of which are set forth herein, as the same may be amended or restated from time to time.

             2.1.46 - "PLAN YEAR" means for periods prior to January 1, 1989, the 12-month period commencing January 1 and ending December 31. The period from January 1, 1989 to December 30, 1989 is a short Plan Year. The 12-month period from December 31, 1989 to December 30, 1990 is a Plan Year. December 31, 1990 is a short Plan Year and, for periods after December 31, 1990, the Plan Year is the 12-month period from January 1 to December 31.

             2.1.47 - "QUALIFIED DOMESTIC RELATIONS ORDER" means a domestic relations order entered on or after January 1, 1985, which creates or recognizes the existence of an Alternate Payee's right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to the Participant under the Plan, provided the order clearly specifies certain facts and does not alter the amount or form of benefits. To the extent permitted in a Qualified Domestic Relations Order, an Alternate Payee may elect any of the optional forms of benefit that would be available under Sections 8.7 and 8.9 to a terminated Participant.

            A domestic relations order means any judgment, decree, or order, including approval of a property settlement agreement, which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant. The order must be made pursuant to a State domestic relations law.

            The order is deemed to clearly specify certain facts only if it specifies:

                    (a) the name and last known mailing address, if any, of the
             Participant and the name and mailing address, if any, of each alternate Payee covered by the Order;

                    (b) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                    (c) the number of payments or period to which such order
             applies; and

                    (d) each plan to which such order applies.

     if the Administrator has reason to know of the Participant's or Alternate Payee's current mailing address independently an order shall not fail to clearly specify certain facts merely because it does not specify such address.

             An order is deemed not to alter the amount or form of benefits only if it:

                    (i) does not require the Plan to provide any type or form of benefit or any option, not otherwise provided under the Plan when the order was issued;

                    (ii) does not require the Plan to provide increased
             benefits, determined on the basis of actuarial value; and

                    (iii) does not require the payment of benefits to an Alternate Payee which have been required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

            In the case of any payment before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of not altering the amount or form of benefits solely because such order requires that payment of benefits be made to an Alternate Payee:

                    (a) on or after the date on which the Participant reaches
             the "earliest retirement age";

                    (b) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued); and

                    (c) _______ any form in which such Benefits may be paid
             under the Plan to the Participant (other than in the form of a joint and survivor annuity for the Alternate Payee and his or her subsequent spouse).

     The "earliest retirement age" is the earlier of two dates: (1) the date the Participant may receive a distribution under the plan, or (2) the date the Participant reaches age 50. Notwithstanding any provision of the Plan to the contrary, payment to an Alternate Payee pursuant to an order that has been determined to be a Qualified Domestic Relations Order (without regard to the benefit commencement date) on or after May 1, 1994, will be made in an immediate lump sum payment, if the order so provides.

            To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of Section 8.2.

            The Administrator shall establish in its discretion reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders. When an Administrator receives a domestic relations order, he shall promptly notify the Participant, and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of such orders. Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of its determination.

            During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, the Administrator shall separately account for the amounts (the "segregated amounts") which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Prior to receiving a domestic relations order, the Administrator may suspend a Participant's right to borrow or withdraw from his or her Account if the Administrator has reason to believe that a domestic relations order is forthcoming with respect to such Participant's Account. The suspension shall be lifted only upon receipt of evidence that the Participant's spouse or former spouse consents or has declined to claim an interest in the Account.

            If, within 18 months after the date payments are due to commence under the order, the order, or modifications thereof, is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons entitled to them. If, within the same 18-month period, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Administrator shall then pay the segregated amounts, including any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. However, if the Administrator is notified that the parties are attempting to cure the defects in the order, the Administrator shall continue to defer payments and maintain a separate account for the amounts until the end of the 18-month period. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only. The Administrator may treat a domestic relations order entered before January 1, 1985, as a Qualified Domestic Relations Order, pursuant to any uniform and nondiscriminatory rules it may establish, even if the domestic relations order does not satisfy the requirements of this Section.

             2.1.48 - "QUALIFIED JOINT AND SURVIVOR ANNUITY" means, with respect to Participants with Cengas Transfer Accounts, a monthly annuity for the life of the Participant beginning on the date any distribution is to be made with a survivor annuity equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the person who is the spouse of the Participant on the earlier of the date benefits commence or the date the annuity is distributed, and which is purchased from an insurance company with the vested portion of the Participant's Cengas Transfer Account as of the most recent Accounting Date. The Administrator shall have the discretion to determine the insurance company from which the annuity shall be purchased. If a Participant is not married this term shall mean an immediate annuity for the fife of the Participant purchased in the same manner as provided above.

             2.1.49 - "QUALIFIED MATCHING CONTRIBUTION" means any Matching Contribution allocated to Participants' Accounts for the Plan Year which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code (S)(S) 401(k)(2)(B) and (C).

             2.1.50 - "QUALIFIED NON-ELECTIVE CONTRIBUTION" means any Employer contribution (other than a Matching Contribution) allocated to Participants' Accounts for the Plan Year, which the Participant may not elect to receive in cash until distributed from the Plan and which, at the time of the contribution, satisfies the distribution and nonforfeitability requirements of Code (S)(S) 401(k)(2)(B) and (C).

             2.1.51 - "QUALIFIED SURVIVOR ANNUITY" means, with respect to Participants with Cengas Transfer Accounts, an annuity payable for the life of the surviving spouse commencing on the date any distribution is to be made which is purchased from an insurance company with the vested Cengas Transfer Account balance of the Participant determined as of the most recent Accounting Date. The Administrator shall have the discretion to determine the insurance company from which the annuity will be purchased.

             2.1.52 - "REEMPLOYMENT COMMENCEMENT DATE" of an Employee means the first date following the Employee's Period of Severance from Service (which period is not included as a Period of Service) on which the Employee performs duties for an Affiliate for which the Employee is paid or is entitled to payment.

             2.1.53 - "RELIEF EMPLOYEE" means an Employee employed by an Affiliate for the purpose of replacing, on a temporary basis, another Employee of an Affiliate. Employees who are considered part of an employee pool and who may be called in to replace other Employees on a recurring basis shall be considered Temporary Employees and not Relief Employees.

             2.1.54 - "SEVERANCE FROM SERVICE DATE" means the earlier of

                    (a) The date an Employee terminates employment with all
             Affiliates by reason of voluntary termination, discharge, death or retirement;

                    (b) The first anniversary of the beginning of a period
             during which an Employee remains absent from service with all Affiliates for any reason other than voluntary termination, discharge, death or retirement, such as vacation, holiday, sickness, disability, Leave of Absence or layoff, provided, however, that in the event an Employee is on a Leave of Absence and the Leave of Absence terminates after that first anniversary, the applicable date shall be the date the Leave of Absence terminates; or

                    (c) Solely for purposes of determining whether a One Year
             Period of Severance has occurred for the Plan Years commencing after December 31, 1984, the second anniversary of the beginning of a period during which an Employee remains absent from service with all Affiliates for maternity or paternity reasons. Under this subsection, "maternity or paternity reasons" means the same as under the definition of an Hour of Service. The application of the rules provided in this Paragraph relating to absences for maternity and paternity reasons shall be limited as follows: (i) the rules shall apply only for purposes of determining whether an Employee has a One-Year Period of Severance for eligibility to participate and calculating the Employee's vested interest and it shall not affect the determination as to whether the Employee has a One-Year Period of Severance for purposes of the Employee's Account being credited with contributions; and (ii) if an Employee has a Leave of Absence which terminates after the second anniversary described in this Paragraph, the Employee's Severance from Service Date shall be the date the Leave of Absence terminates instead of the second anniversary date.

            In the case of a Part Time Employee or Relief Employee, "Severance from Service Date" means the date an Employee terminates employment with all Affiliates.

             2.1.55 - "STOCK" means the common stock of DEI for periods prior to November 29, 1990. After November 28, 1990, Stock means the common stock of Arkla, Inc. (later NorAm Energy Corp.).

             2.1.56 - "TEMPORARY EMPLOYEE" means (a) an Employee employed by an Affiliate on a basis where one of the conditions of employment is that the duration of employment will not exceed 6 months, or (b) an Employee who is considered part of a temporary employee "pool" and who may be called in to replace other on a recurring basis. If a Temporary Employee is retained as a Full Time Employee, the individual's vesting and eligibility service will be determined under the rules applicable to Full Time Employees from the individual's Employment Commencement Date, as if the individual had always been a Full Time Employee. If a Temporary Employee is retained as a Part Time Employee or Relief Employee, the individual's vesting and eligibility service will be determined under the rules applicable to Part Time Employees or Relief Employees from the individual's Employment Commencement Date, as if the individual had always been a Part Time Employee or Relief Employee. Participation by a former Temporary Employee under the foregoing provisions shall be prospective only. Nothing in this paragraph shall be interpreted to entitle an Employee to contributions or any other benefits under the Plan for periods when the Employee is a Temporary Employee.

             2.1.57 - "TRUST" OR "TRUST AGREEMENT" means the trust agreement or trust agreements with the Trustee which the Employer establishes in connection with the Plan, including any group trust or pooled investment trust to the extent the assets of the group or pooled investment trust are attributable to the Plan.

             2.1.58 - "TRUSTEE" means the individuals or the institution having trust powers which shall accept the appointment to execute the duties of the Trustee as set forth in the Plan and the Trust Agreement.

            2.1.59 - "TRUSTEED STOCK PLAN" means the document entitled "Diversified Energies, Inc. Employees' Trusteed Stock Purchase Plan" as approved by the Board of Directors of DEI on May 10, 1983, and as amended from time to time. Effective as of January 1, 1987, the Trusteed Stock Plan--which has been part of a single plan with this 401(k) plan since its inception--shall exist and be governed pursuant only to this document.

             2.1.60 - "VESTING PERIOD OF SERVICE" means that period of time determined under Subsection 8.4. 1.

            2.1.61 - "YEAR OF SERVICE" means an applicable Computation Year during which an Employee completes at least 1,000 Hours of Service. The term shall apply to Part Time and Relief Employees only. Credit shall be given for purposes of eligibility and vesting for service with an Affiliate. Credit shall also be given for service with Midwest Power Systems Inc. or one of its affiliates, and with any employer that was not an Affiliate at the time of the service but had become an Affiliate prior to January 1, 1987, if such service was followed by employment with an Affiliate. In the case of an Employee who transfers between classes of employees whose service is determined by counting Years of Service, on the one hand, and Periods of Service, on the other hand, the rules for counting service in the year of the transfer are set forth in Subsection 2.1.43.

      SECTION 2.2 - GENDER AND NUMBER. Pronoun references herein shall be deemed to be of any gender relevant to the context, and words used in the singular shall include the plural.

 ARTICLE 3. ELIGIBILITY TO BE A PARTICIPANT

      SECTION 3.1 - INITIAL ELIGIBILITY. Each Employee of a Participating Affiliate who has not previously been a Participant in the Plan shall become a Participant of this Plan as of the Entry Date for a Plan Year the Employee first satisfies all of the following criteria:

            (a) The Employee either (i) is a Full Time Employee and has a Period of Service of not less than 30 days, (ii) is a Part Time Employee (other than a Relief or Temporary Employee) who is scheduled to work more than 1,000 hours in a 12 consecutive month period and has a Period of Service of not less than 30 days, or (iii) is a Part Time or a Relief Employee (who is not a Temporary Employee) and is credited with at least one Year of Service during a Computation Year which ends prior to the applicable Entry Date. Prior to November 1, 1989, the 30-day service requirement in (i) and (ii) above is a four-month service requirement;

            (b) The Employee is not covered by a collective bargaining agreement to which a Participating Affiliate is a party, unless the collective bargaining agreement is entered into on or after July 1, 1983, and expressly provides for the application of the provisions of the Plan to the Employee;

            (c) The Employee has entered into a pay reduction agreement pursuant to Section 4.1 which shall be effective with the first practicable payroll date after the applicable Entry Date (or such other enrollment date as the Administrator shall establish in its discretion). For periods prior to January 1, 1994, a Participant who does not enter into a pay reduction agreement for the applicable first Entry Date may commence participation only on a subsequent January 1. After January 1, 1994, noncontributing Employees who do not participate on their earliest possible payroll date may commence participation on the first payroll date after May 1, 1994, or any payroll date after July 1, 1994;

          (d) The Employee is not a non-resident alien;

          (e) The Employee is not an intern or a Temporary Employee;

          (f) The Employee is not a seasonal employee;

          (g) The Employee is not a leased employee as defined in Code Section 414(n)(2); and

          (h) If the Employee is employed by E.F. Johnson Company prior to July 31, 1992, the Employee is a transitional employee who was employed by DEI and participating in the Plan immediately prior to employment with E.F. Johnson Company.

     Under the Plan, individuals will be deemed to be covered under a collective bargaining agreement if they are in an employee classification which is subject to the terms of that agreement. Individuals will be deemed to be so covered during the period following the date of actual cessation of their coverage and prior to the date which is the first day of a calendar month not less than 30 days following that termination, unless expressly provided to the contrary in the collective bargaining agreement.

     Any reduction of hours worked or scheduled for an Employee who is on a reduced work schedule that was offered to the Employee pursuant to the Special Personal Leave and Reduced Work Week Program shall be disregarded for purposes of eligibility and for purposes of determining whether an Employee is a Part Time or Full Time Employee.

     SECTION 3.2 - SUBSEQUENT ELIGIBILITY. Employees who have commenced participation in the Plan pursuant to Section 3.1 shall continue to be eligible to participate in contributions to this Plan until the earlier of their death, retirement or termination of employment with all Participating Affiliates, or the date they become covered by a collective bargaining agreement to which a

Participating Affiliate is a party (unless the collective bargaining agreement expressly provides for the application of the provisions of this Plan to them), the date they become non-resident aliens, Temporary Employees, or seasonal employees, or the effective date of the termination of their pay reduction agreements as provided in Subsection 4.1.2.

     Participants who have terminated their eligibility pursuant to the preceding sentence and who are employed by a Participating Affiliate shall be entitled to make an application to resume participating, such participation to commence as of the later of (a) their Reemployment Commencement Date (if their employment has terminated), (b) if they are (or were) covered by a collective bargaining agreement to which a Participating Affiliate is (or was) a party (which did not provide for the application of the provisions of this Plan to them), the earlier of the date they cease to be so covered, or the date the collective bargaining agreement expressly provides for the application of the provisions of this Plan to them, (c) the date they are neither non-resident aliens, Temporary Employees nor seasonal employees and (d) the payroll date specified in their subsequent pay reduction agreements.

     Participants who terminate their pay reduction agreements solely for the reason of a voluntary termination of contributions, as provided in Subsection 4.1.2, shall be entitled to enter into subsequent pay reduction agreements prior to May 1, 1994, as of any Entry Date following at least 6 months after the effective date of the voluntary termination. The six-month suspension period in effect prior to May 1, 1994, may be reduced at the option of the Administrator with respect to specified Entry Dates, in accordance with uniform rules. Effective May 1, 1994, any ongoing suspension periods shall be lifted.
Beginning July 1, 1994, Participants may recommence pay reduction contributions with the first practicable payroll date after they give instructions to the Administrative Delegate, provided that the request to recommence contributions is not made in the same month as the request to terminate contributions.

 ARTICLE 4. CONTRIBUTIONS TO THE TRUST

      SECTION 4.1 - PAY REDUCTION CONTRIBUTIONS.

             4.1.1 - PAY REDUCTION CONTRIBUTIONS. Subject to the limitations of Sections 4.1.2, 4.4 and 5.1 hereof the Employer shall contribute to the Trust for each Plan Year an amount equal to the amount deducted and withheld from each Participant's Basic Earnings during such Plan Year as a pre-tax pay reduction contribution pursuant to the Participant's election.

             4.1.2 - PAY REDUCTION ELECTION. Each Employee who has satisfied all eligibility requirements set forth in Section 3.1 or Section 3.2 (or is reasonably expected to and does satisfy the requirements on or prior to the next payroll date) may elect to reduce his Basic Earnings for the Plan Year paid on or after the effective date of the election and have the reduction contributed by the Employer to the Participant's Pay Conversion Account. Elections shall be made at least 10 days before the payroll date the Participant first chooses to participate in contributions pursuant to this Section, or as of such other dates as the Employer may permit in accordance with uniform, nondiscriminatory rules, and shall become effective with the first practicable payroll date on or after such date. Prior to May 1, 1994, pay reduction contributions can be initiated only on the first payroll date of each month.

     Pay reduction elections shall be further subject to the following rules and limitations:

             (1) Amounts - All amounts are to be expressed as whole percentages of Basic Earnings, or in such other manner of uniform application specified by the Employer, but in no event may such amount exceed twelve percent (12%) of Basic Earnings (ten percent (10%) for elections in effect prior to May 1, 1994). Contributions to a cafeteria plan, which are permitted by the terms of that plan to be used as contributions to this Plan may be considered as contributions made under this Section 4.1 and shall increase the maximum contributions otherwise permitted to be made pursuant to Section 4.

             (2) Changes - After his initial entry into the Plan, a Participant may change the amount to be contributed to his Pay Conversion Account as of any January 1 prior to May 1, 1994, or as of May 1, 1994. As of the first day of any month on or before May 1, 1994, a Participant making contributions in excess of 6% of Basic Earnings may reduce the contributions to 6%. Effective July 1, 1994, a Participant may elect on any Accounting Date to change the amount to be contributed to his Pay Conversion Account, and such change may be to any contribution level permitted under the Plan, stated as a multiple of 1%. Changes made after June 30, 1994, are limited to one change per month and will become effective with the first practicable payroll date after such election is made. A Participant shall initiate a change in contributions prior to July 1, 1994, by giving the Employer written notice at least ten days before the effective date of the change, or such shorter or longer period as the

                  Employer may select. Such notice shall be on a form provided by the Employer and signed by the Participant specifying the amount to be contributed to his Pay Conversion Account. Effective July 1, 1994, a Participant shall initiate a change by giving the Administrative Delegate telephonic notice according to rules and procedures agreed to by the Employer and the Administrative Delegate.

              (3) Termination of Pay Reduction Elections - A Participant may
                  terminate (or suspend) his pay reduction election prior to May 1, 1994, as of the last day of any calendar month, by giving the Employer written notice on a form provided by the Employer, at least ten days before the effective date of the termination, or such shorter or longer period as the Employer may elect. Effective July 1, 1994, a termination or suspension of pay reduction contributions may occur at any time effective with the next practicable payroll date after such election is made. A Participant shall initiate an election to terminate (or suspend) his pay reduction election on or after July 1, 1994, by giving the Administrative Delegate telephonic notice according to rules and procedures agreed to by the Employer and the Administrative Delegate. As of the effective date of the termination of his pay reduction election, no further pay reduction contributions will be made to the Participant's Pay Conversion Account until the Participant makes a new pay reduction election, but such termination shall not affect any amounts which have already been allocated to the Participant's Pay Conversion Account pursuant to Subsection 4.1.4. Any Participant who has so terminated his pay reduction election may enter into a new election as provided in Section 3.2. A termination of contributions that results from a personal leave pursuant to the Special Personal Leave and Reduced Work Week Program shall not be treated as a termination of a pay reduction agreement under this Subsection. A Participant may recommence pay reduction contributions as of the first administratively possible payroll date on or immediately following the date the Participant returns to active employment from the personal leave.

             (4) Limitation on Amounts of Reduction - Any pay reduction election shall at all times be subject to the limitations set forth in Sections 4.1.2, 4.4 and Article 5 hereof. No Participant may elect to defer an amount under this Section that was otherwise payable in cash during the Participant's taxable year which, when combined with all other Deferred Compensation provided by the Employer for the taxable year, would exceed $7,000 (or such larger amount (a) prescribed by the Secretary of the Treasury or his delegate due to cost-of-living adjustments after 1987, (b) permitted pursuant to Code
                  Section 402(g)(4), or (c) permitted pursuant to Code Section 402(g)(8)). The Employer may disregard any election to make Elective Deferrals to the extent it would result in the contribution of an Excess Deferral Amount. If an Excess Deferral Amount is contributed to the Plan on behalf of any Participant during a calendar year, the Excess Deferral Amount (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following such calendar year. Any such distribution shall be designated as an Excess Deferral by the Employer or the Trustee, as the case may be, and shall be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year.

                  Income or loss for the taxable year of the individual shall be determined by multiplying the income or loss for the taxable year allocable to the Participant's Elective Deferral Account by a fraction, where the numerator is the Excess Deferral Amount for the taxable year, and the denominator is the account balance attributable to the Participant's Elective Deferrals as of the end of the taxable year minus the income or plus the loss allocable to such account balance for the year. For Plan Years after 1987 and prior to 1992, the allocable income or loss for the period from the end of the taxable year to the date of distribution shall be determined in a similar manner; or, at the option of the Employer, such amount shall be ten percent of the amount determined as allocable income or loss for the taxable year multiplied by the number of whole calendar months between the end of the taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of the month. For the taxable year beginning in 1987, any reasonable method may be used provided it is consistently applied. For Plan Years after 1991, no income or loss shall be allocated for the period after the end of the taxable year.

            In the event that a Participant is also a participant in another plan or arrangement (of the Employer or another plan sponsor) such that the combined Deferred Compensation under this Plan and such other plans or arrangements results in an Excess Deferral Amount for a taxable year of the Participant, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of the portion of the Excess Deferral Amount that is to be allocated to this Plan for the preceding calendar year. The Participant's Elective Deferrals under this Plan shall be reduced by the amount of the excess allocated to this Plan (plus any income and minus any loss allocable thereto) and the amount shall be distributed in the same manner as provided in the preceding paragraph.

            For purposes of this Article 4, if two or more plans which include arrangements under Code Section 401(k) are considered one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the Code Section 401(k) arrangements included in such plans shall be treated as one arrangement; provided, however, that for Plan Years beginning after December 31, 1988, contributions and allocations under an Employee Stock Ownership Plan, as described in Code Section 4975(e)(7), shall not be combined with the Plan.

            All Elective Deferrals shall be deemed to be Employer and not Employee contributions.

             4.1.3 - PAYMENT. The amount designated by the Participant for contribution to his Pay Conversion Account shall be reflected in one or more payroll deductions during the Plan Year or such other means as the Employer shall prescribe under rules of uniform application. The Participant's contributions so collected generally shall be remitted to the Trustee as soon as reasonably practical, but in no event later than 90 days after the date of collection.

             4.1.4 - ALLOCATION TO ACCOUNT. The amount contributed for a Participant shall be allocated to the Participant's Pay Conversion Account maintained under this Plan on such date as the Trustee receives the contributed amount from the Employer with the Trustee's prior knowledge and expectation of receipt on that date.

     SECTION 4.2 - EMPLOYER'S MATCHING CONTRIBUTIONS.

             4.2.1 - AMOUNT. The Employer may contribute a matching amount to the Trustee for each Participant making pay reduction contributions pursuant to Section 4.1. Each Plan Year the Employer may determine a percentage (which may be limited by reference to a maximum dollar amount or a percentage of a Participant's Basic Earnings) which is to be multiplied by the amount contributed to a Participant's Pay Conversion Account pursuant to his election under Section 4.1 for said period. The product is the Employer's Matching Contribution for such Participant for that Plan Year.

            The Employer shall have discretion to determine the matching percentage from year to year, which may be based on a formula or formulas which rely upon profit or performance levels, and may specify a zero percentage. The Employer's Board of Directors may also determine classifications of eligible Employees on a uniform, nondiscriminatory basis and establish a matching percentage for each classification. Unless changed by a resolution of the Board of Directors of the Employer, the Employer contribution percentage shall be fifty percent (50%) of the portion of the Elective Deferrals that does not exceed six percent (6%) of Basic Earnings for all Participants eligible to receive a contribution under this Section. For purposes of contributions under this Section, Participant contributions made pursuant to Section 4.1 of an amount greater than six percent of Basic Earnings for the portion of the Plan Year during which the Participant was eligible to participate in the Plan shall not be taken into account.

            Reductions of Accounts pursuant to Sections 4.1.2(4) or 4.4 and additions to Accounts pursuant to 4.6 shall not be eligible for Matching Contributions under this Section. Withdrawals pursuant to Section 8.9 shall not affect the amount of contributions under this Section. The Employer shall not contribute an amount in excess of the maximum contribution permitted under Article 5.

            4.2.2 - PAYMENT. The Employer generally may contribute matching amounts at any time during the Plan Year or within the time following the close of the Plan Year which is prescribed by law for the filing of the Employer's Federal income tax return for such Plan Year (including extensions thereof), but in no event later than twelve months after the close of the Plan Year. The contributions may be made in the form of money or other property acceptable to the Trustee. Forfeitures of amounts allocated to Employer Contribution Accounts or Midwest Employer Matching Accounts shall be used in the following order until all forfeitures have been used: (i) to pay plan expenses at the close of each calendar quarter;
     (ii) to restore forfeited amounts to rehired Employees pursuant to Subsection 8.4.2; (iii) to reduce the Employer's contributions under this
     Section 4.2; and (iv) if any forfeitures remain, they shall be allocated as additional Matching Contributions.

             4.2.3 - ALLOCATION. Matching Contributions made on behalf of each Participant pursuant to this Section shall be allocated to the Participant's Employer Contribution Account. In general, Matching Contributions to a Participant's Account for a Plan Year under this Section shall be calculated as of each payroll date with respect to Elective Deferrals credited as of that date. For Plan Years prior to January 1, 1994, an additional Matching Contribution amount shall be determined on behalf of a Participant with respect to Elective Deferrals that are eligible for Matching Contributions that were not previously contributed (i.e., when the matching formula is applied to deferrals for the entire Plan Year as opposed to a single pay period), provided that the Participant is employed by any Affiliate on the last business day of the Plan Year. Matching Contributions shall be allocated on such date as the Trustee receives the contributed amount from the Employer with the Trustee's prior knowledge and expectation of receipt on such date.

      SECTION 4.3 - FAIL-SAFE CONTRIBUTIONS.

             4.3.1 - METHOD OF DETERMINING FAIL-SAFE CONTRIBUTIONS. If the Employer determines that contributions under other portions of the Plan would cause a failure to comply with the actual deferral percentage test or the actual contribution percentage test, and such failure is not corrected by reducing the contributions of or for Highly Compensated Employees under
     Section 4.4, the Employer shall make contributions pursuant to this Section to the Trustee for a Plan Year. Within 60 days after the end of the Plan Year, the Employer's Board of Directors shall authorize a contribution in the dollar amount necessary to satisfy the applicable test; provided, however, that the Employer shall not contribute an amount in excess of the maximum contribution permitted under Article 5.

             4.3.2 - TIME OF MAKING FAIL-SAFE CONTRIBUTIONS. Employer contributions made pursuant to this Section may be made at any time within the period for making Employer contributions specified in Subsection 4.2.2 for such Plan

     Year. This contribution may be made in money or in property acceptable to the Trustee.

             4.3.3 - ALLOCATION AND ACCRUAL RULES. Any contribution to be made by the Employer to the Trustee pursuant to this Section for a Plan Year for purposes of enabling the Plan to meet the actual deferral percentage test or the actual contribution test shall be allocated among the Employer Contribution Accounts of Non-highly Compensated Employees who have completed 1,000 Hours of Service during the Plan Year and are employed on the last day of the Plan Year, in the proportion that the Basic Earnings paid by the Employer for such Plan Year for each such employee bears to the Basic Earnings paid by the Employer for such Plan Year for all such individuals. Contributions made pursuant to this Section are not eligible for Matching Contributions made pursuant to Section 4.2.

      SECTION 4.4 - EMPLOYER-DIRECTED REDUCTION OF CONTRIBUTIONS.

             4.4.1 - GENERAL. The Plan must meet the nondiscrimination tests set forth in Code Sections 401(k)(3) and 401(m)(2). In the event the Administrator determines there is a reasonable probability that either of these nondiscrimination tests will not be satisfied for a Plan Year, the Administrator shall have the right to disallow or reduce (to zero if necessary) contributions on behalf of persons who are Highly Compensated Employees at the date the Plan is tested for discrimination. Any such reduction shall be achieved by distributing Excess Contributions or Excess Aggregate Contributions to Highly Compensated Employees on the basis of the respective portions of the excess amounts attributable to each Highly Compensated Employee. Determination of the amount of Excess Aggregate Contributions shall be made after first determining the amount of Excess Contributions.

            Contributions will be reduced only to the extent necessary, in the judgment of the Administrator, to comply with the nondiscrimination tests. In accordance with the method described above, the Administrator shall first disallow future contributions on behalf of a Participant, and then reduce Excess Contributions or Excess Aggregate Contributions, as the case may be, which have been paid to the Participant's Account. A distribution of Excess Contributions or Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed.

            The amount designated by a Highly Compensated Employee to be paid to his Pay Conversion Account (and any other amount treated as an Elective Deferral pursuant to Subsection 4.4.2) but which is subject to the reduction referred to in the preceding sentences (plus any income and minus any loss allocable thereto) shall be designated as an Excess Contribution and paid by the Trustee or the Employer, as the case may be, to the Employee as soon as practicable. Any such distribution shall be reduced by the amount of any Excess Deferrals previously distributed from the Plan to the Participant for the Participant's taxable year ending with or within the Plan Year in which the Excess Contribution arose.

            The amount of any Matching Contribution (and any amount treated as a Matching Contribution pursuant to Subsection 4.4.3) on behalf of a Highly Compensated Employee but which is subject to the reduction referred to in the preceding sentences (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and either paid by the Trustee or the Employer, as the case may be, to the Employee as soon as practicable, if the amount is vested, or the amount shall be forfeited and used to offset contributions as described in Subsection 4.2.2.

            Contributions shall be reduced first for Highly Compensated Employees with the highest ratio until the maximum allowed percentage is reached, or until the next highest ratio of a Highly Compensated Employee is reached, whichever is sooner. This leveling process shall be repeated until the maximum allowed percentage is reached.

            Income or loss allocable to an Excess Contribution for the Plan Year shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant's Pay Conversion Account by a fraction, where the numerator is the Excess Contributions for the Plan Year, and the denominator is the account balance attributable to the Participant's Pay Conversion Account as of the end of the Plan Year minus the income or plus the loss allocable to such account balance for the Plan Year. Income or loss for the period from the end of the Plan Year to the date of distribution shall not be allocated to the Excess Contributions when calculating the amount of the corrective distribution. For the Plan Year beginning in 1987, any reasonable method may be used provided it is consistently applied.

            Income or loss allocable to an Excess Aggregate Contribution for the Plan Year shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant's Voluntary Contribution and Employer Contribution Accounts by a fraction, where the numerator is the Excess Aggregate Contributions for the Plan Year, and the denominator is the account balance attributable to the Participant's Voluntary Contribution and Employer Contribution Accounts as of the end of the Plan Year minus the income or plus the loss allocable to such account balance for the Plan Year. Income or loss for the period from the end of the Plan Year to the date of distribution shall not be allocated to the Excess Aggregate Contributions when calculating the amount of the corrective distribution. For the Plan Year beginning in 1987, any reasonable method may be used provided it is consistently applied.

            If any plan of the Employer includes a cash or deferred arrangement under Code Section 401 (k) and provides for recharacterization of salary reduction contributions as employee contributions in order to satisfy the actual deferral percentage test, such recharacterized amounts shall be subject to the average contribution percentage test set forth in Subsection
     4.4.3 Determination of the amount of Excess Aggregate Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as employee contributions for the plan year of the 401 (k) plan that ends with or within the Plan Year of this Plan.

            The Employer will use its best efforts to distribute or reduce Excess Contributions and Excess Aggregate Contributions no later than 2 1/2 months after the end of the Plan Year of the deferral or contribution, and in no event shall the distribution or reduction occur later than 12 months after the end of the Plan Year of the deferral or contribution. Distributions pursuant to this Section may be made without the consent of the Participant or the Participant's spouse. The Employer will also use its best efforts to determine and contribute to this Plan the maximum amount permitted under the rules of Code Sections 401(k) and 401(m); however, no liability shall result from the Employees' loss of any deferral of taxation for federal or state income purposes nor for interest on any amounts subject to pay reduction elections.

            The Administrator may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the then available facts and any reasonable projections.

            If the Administrator has previously determined that a reduction of contributions for the Plan Year is necessary, a Highly Compensated Employee who becomes eligible to participate as of an Entry Date other than the first day of the Plan Year may not designate or contribute an Elective Deferral level (on an annualized basis) greater than the projected average percentage for Highly Compensated Employees as determined by the Employer at that time, after giving effect to the mandated reduction. Notwithstanding anything in this Section 4.4 to the contrary, the Employer may in its discretion meet the nondiscrimination tests of Code Sections 401(k)(3) and 401(m)(2) by restructuring the Plan into component plans to the extent permitted under Treasury Regulation (S) 1.401(a)(4)-9(c) or other regulations issued by the Secretary of the Treasury.

             4.4.2 - ACTUAL DEFERRAL PERCENTAGE TEST. The mathematical nondiscrimination tests of Code Section 401(k) are satisfied for a Plan Year when the actual deferral percentage for eligible Highly Compensated Employees for such year bears a relationship to the actual deferral percentage for all eligible Non-highly Compensated Employees for such year which is either (a) not more than a ratio of 1.25 to 1, or (b) not more than a ratio of 2 to 1, provided that the actual deferral percentage for eligible Highly Compensated Employees does not exceed that of the eligible Non-highly Compensated Employees by more than two percentage points. The "actual deferral percentage" for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of (i) the amount of Elective Deferrals and fail-safe contributions under Section 4.3 actually paid over to the Plan on behalf of each Employee for the Plan Year, unreduced by any Excess Deferral Amount that has not been returned to the Employee before the end of the taxable year in which the deferrals were made, to (ii) the Employee's 414(s) Compensation for such Plan Year. Deferral ratios and the actual deferral percentage shall be rounded to the nearest one-hundredth of one percent.

            For the purpose of determining the ratio described above for a Highly Compensated Employee the following rules shall apply: (a) if such Highly Compensated Employee is a 5-percent owner (as defined in Code
     Section 414(q)(5)) or in the group consisting of the ten Highly Compensated Employees paid the greatest 415 Compensation for the Plan Year, the deferrals, contributions and 414(s) Compensation of such Highly Compensated Employee shall include deferrals, contributions and 414(s) Compensation of Family Members to the extent provided in regulations, and such Family Members shall be disregarded in determining the average deferral percentage for the group of Non-highly Compensated Employees; and (b) the deferrals shall include any amounts deferred on behalf of the Highly Compensated Employee under any other qualified cash or deferred arrangement maintained by the Employer.

            If the ratio of a Highly Compensated Employee has been determined by aggregating the contributions and compensation of Family Members, then any reduction of contributions required to pass the Actual Deferral Percentage test will be allocated among the highly Compensated Employee and the Family Members. The excess aggregate contributions determined by applying the leveling method in Subsection 4.4.1 are allocated among the Highly Compensated Employee and the Family Members in proportion to the Elective Deferrals (and contributions treated as Elective Deferrals) of each individual that are combined to determine the ratio.

            At the Administrators election, all or part of any Qualified Non-elective Contributions and Qualified Matching Contributions made under this or any other qualified plan maintained by an Affiliate with respect to those Employees who are eligible to participate in the Plan may be treated as Elective Deferrals for purposes of the actual deferral percentage test provided the requirements of Treas. Reg. (S) 1.401(k)-1(b)(5) are satisfied.

             4.4.3 - ACTUAL CONTRIBUTION PERCENTAGE TEST. The mathematical nondiscrimination tests of Code Section 401 (m) are satisfied for a Plan Year when the actual contribution percentage for eligible Highly Compensated Employees for such year bears a relationship to the actual contribution percentage for all eligible Non-highly Compensated Employees for such year which is either (a) not more than a ratio of 1.25 to 1, or (b) not more than a ratio of 2 to 1, provided that the average contribution percentage for eligible Highly Compensated Employees does not exceed that of the eligible Non-highly Compensated Employees by more than two percentage points. The "actual contribution percentage" for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of (i) Matching Contributions paid over to the Plan on behalf of the Employee for the Plan Year, to (ii) the Employee's 414(s) Compensation for such Plan Year. Contribution ratios and the average contribution percentage shall be rounded to the nearest one-hundredth of one percent.

            For the purpose of determining the ratio described above for a Highly Compensated Employee, the following rules shall apply: (a) if such Highly Compensated Employee is a 5-percent owner (as defined in Code
     Section 414(q)(5)) or in the group consisting of the ten Highly Compensated Employees paid the greatest 415 Compensation for the Plan Year, the deferrals, contributions and 414(s) Compensation of such Highly Compensated Employee shall include deferrals, contributions and 414(s) Compensation of Family Members to the extent provided in regulations, and such Family Members shall be disregarded in determining the average contribution percentage for the group of Non-highly Compensated Employees; and (b) the contributions of such Highly Compensated Employee shall include matching contributions (as defined in Code Section 401(m)(4)(A)) and voluntary employee after-tax contributions made on his behalf under any other qualified plan maintained by the Employer.

            If the ratio of a Highly Compensated Employee has been determined by aggregating the contributions and compensation of Family Members, then any reduction of contributions required to pass the Actual Contribution Percentage test will be allocated among the Highly Compensated Employee and the Family Members. The excess aggregate contributions determined by applying the leveling method in Subsection 4.4.1 are allocated among the Highly Compensated Employee and the Family Members in proportion to the employee contributions and Matching Contributions of each individual that are combined to determine the ratio.

            At the Administrator's election, all or part of Elective Deferrals under the Plan and all or part of any Qualified Non-elective Contributions and Elective Contributions made under any other qualified plan maintained by an Affiliate with respect to those Employees who are eligible to participate in the Plan may be treated as Matching Contributions for purposes of the actual contribution percentage test, provided the requirements of Treas. Reg. (S) 1.401(m)-1(b)(5) are satisfied.

             4.4.4 - AGGREGATION OF PLANS. If the Employer maintains two or more plans that are treated as a single plan for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for Plan Years which begin after December 31, 1988):

                    (a) All cash or deferred arrangements that are included in such plans are treated as a single arrangement for purposes of the actual deferral percentage test and Code Sections 401(a)(4), 401(k) and 410(b); and

                    (b) All voluntary employee after-tax contributions and
             matching contributions (as defined in Code Section 401(m)(4)(A)) made under such plans are treated as made under the same plan for purposes of Code Sections 401 (a)(4), 401(m) and 410(b).

            The Administrator may elect to aggregate two or more cash or deferred arrangements as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 401(k), and 410(b). In such case, the cash or deferral arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of the actual deferral percentage test and Code Sections 401(a)(4), 401(k) and 410(b). The Administrator may elect to aggregate two or more plans to which voluntary employee after-tax contributions, matching contributions (as defined in Code Section 401(m)(4)(A)) or both, are made. In such case, the aggregated plans must satisfy the actual contribution percentage test and Code Section 401(m) with respect to the amount of the employee after-tax contributions and matching contributions and must satisfy Code Sections 401(a)(4) and 410(b) as if such aggregated plans were a single plan.

            Notwithstanding anything in this Subsection 4.4.4 to the contrary, contributions and allocations under an Employee Stock Ownership Plan, as described in Code Section 4975(e)(7), shall not be combined with the Plan, and for Plan Years beginning after December 31, 1989, contributions and allocations under another plan may not be aggregated with this Plan unless such other plan has the same plan year as this Plan.

            4.4.5 - ADDITIONAL LIMITATION.  Notwithstanding anything in this
     Section 4.4 to the contrary, the actual deferral percentage test and the actual contribution percentage test shall be satisfied for any Plan Year only if the sum of the actual deferral percentage and the actual contribution percentage of eligible Highly Compensated Employees for such Plan Year does not exceed the aggregate limit for purposes of the calculations required by this Subsection: (a) the actual deferral percentage of eligible Highly Compensated Employees shall be determined after use of amounts treated as Elective Deferrals pursuant to Subsection
     4.4.2 to satisfy the actual deferral percentage test; (b) the actual contribution percentage of eligible Highly Compensated Employees shall be determined after use of the amounts treated as Matching Contributions pursuant to Subsection 4.4.3 to satisfy the actual contribution percentage test, provided that the use of Elective Deferrals to meet such requirements is limited to the amount necessary to meet the requirements of clause (b) of the first sentence of Subsection 4.4.3; and (c) the actual deferral percentage and actual contribution percentage of eligible Highly Compensated Employees shall be determined after any corrective distributions of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions pursuant to Subsections 4.1.2(4), 4.4.1, 4.4.2 and 4.4.3. If the sum of the actual deferral percentage and the actual contribution percentage of eligible Highly Compensated Employees, as calculated pursuant to this Subsection, exceeds the aggregate limit, the actual deferral percentage of eligible Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit. For purposes of this Subsection, "aggregate limit" means the greater of (A) the sum of:

                    (a) 125% of the greater of (i) the actual deferral
             percentage of eligible Non-highly Compensated Employees for the Plan Year, or (ii) the actual contribution percentage of eligible Non-highly Compensated Employees for the Plan Year, and

                    (b) two percentage points plus the lesser of (i) or (ii)
             above. In no event, however, shall this amount exceed 200% of the lesser of (i) or (ii) above,

             or (B) the sum of:

                    (a) 125% of the lesser of (i) the actual deferral percentage of eligible Non-highly Compensated Employees for the Plan Year, or (ii) the actual contribution percentage of eligible Non-highly Compensated Employees for the Plan Year, and

                    (b) two percentage points plus the greater of (i) or (ii)
             above. In no event, however, shall this amount exceed 200% of the greater of (i) or (ii) above.

     SECTION 4.5 - ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM QUALIFIED PLANS.

             4.5.1 - TRUSTEE AUTHORIZED TO ACCEPT ROLLOVER CONTRIBUTIONS (PRE-
     1993). This Subsection 4.5.1 applies to rollovers of amounts distributed prior to January 1, 1993. Sections of the Code are designated in this Subsection by their section numbers as codified on December 31, 1992. With the written consent of the Administrator, the Trustee shall accept rollover contributions from any individual who has become an Employee (whether or not eligible to participate in the Plan) if either of the following conditions have been satisfied:

                  (a) The amount contributed by the Employee consists only of any portion of (i) money and (ii) the cash proceeds from the sale of properties the Employee received in a distribution from an employees' trust described in Code Section 401(a) and exempt under Code Section 501(a) (other than a trust forming part of a plan under which the Employee was allocated contributions when the Employee was self-employed or a Key Employee in a Top Heavy Plan), the distribution either constituted a lump sum distribution as defined in Code Section 401(e)(4)(A) (without reference to Code Sections 402(e)(4)(B), and (H)), or the distribution is paid to the Employee within one taxable year of the Employee on account of termination of the Plan (or in the case of a profit sharing or stock bonus plan, a complete discontinuance of contributions to the plan) within the meaning of Code Sections 402(a)(5) or 402(a)(6), and the transfer to the Trustee occurs on or before the 60th day following receipt by the Employee of the distributed assets; provided, that the money so transferred to the Trustee may not exceed
        (1) the fair market value of the Employee's distribution from the trust plus the excess of the fair market value of any property sold over its fair market value on the date of distribution less (2) the amounts considered as contributed by the Employee (but reduced by amounts previously distributed to the Employee which were not includable in the Employee's gross income).

                  (b) The amount contributed constitutes a qualifying rollover contribution under Code Section 408(d). Generally, this requires that the contribution consist only of money from the Employee's individual retirement account described in Code Section 408(a), or the entire value of an individual retirement annuity described in Code Section 408(b), and no amount in the account and no part of the value of the annuity is attributable to any source other than a qualified total distribution as defined in Code Section 402(a)(5)(E)(i) from an employees' trust described in Code Section

        401(a), which is exempt from taxation under Code Section 501(a) (other than a trust forming part of a plan under which the Employee was allocated contributions when the Employee was self-employed or a Key Employee in a Top Heavy Plan), or an annuity plan described in Code
        Section 403(a) (but, to the extent applicable, excluding a distribution made within five years before the rollover to this Plan if the Employee was treated as a five percent owner with respect to such distribution under Code Section 402(a)(5)(F)(ii)), and any earnings on the sum, and further that the transfer to the Trustee occurs on or before the 60th day following receipt by the Employee of the amount from the account or the annuity. Also, no amount distributed under a Qualified Domestic Relations Order to a spouse or former spouse as Alternate Payee or treated as a rollover contribution under Code Section 403(a)(4)(B) may be rolled into this Plan.

            Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5) may not be rolled over to this Plan.

            The Trustee and the Administrator may require the Employee to provide evidence satisfactory to them that the foregoing conditions have been satisfied. In the event that a contribution (or any portion) purported to be a rollover contribution does not qualify as a rollover contribution, the contribution (or the nonqualifying portion) will be returned to the Employee. Rollover contributions shall be allocated to the Participant's Rollover Account. Separate Rollover Accounts may be established or consolidated at the Administrator's discretion, for separate rollover.

             4.5.2 - TRANSFERS FROM TRUSTEED STOCK PLAN. As of any date subsequent to July 1, 1983, if an individual who had assets in Accounts under the Trusteed Stock Plan became covered under the former Diversified Energies, Inc. Employees Savings Plan (the "Savings Plan"), all assets in those Accounts attributable to the period of participation in the Trusteed Stock Plan prior to the change of status would thereafter be held, administered and distributed pursuant to the terms of the Savings Plan on and after the later of (a) the first Accounting Date on or after the Participant became covered under the Savings Plan if then covered, or (b) if the Participant was covered under a collective bargaining agreement to which a Participating Affiliate was a party and which provided for participation of Employees in the Trusteed Stock Plan, the first Accounting Date on which the Participant was covered under the Savings Plan on or after the date the individual ceased to have retreat rights or seniority rights pursuant to that agreement. Clause (b) of the preceding sentence shall not apply if the collective bargaining agreement expressly provided for coverage under the Savings Plan. Unless and until the assets became subject to the terms of the Savings

     Plan pursuant to this Subsection, the assets remained subject to the Trusteed Stock Plan.

            Assets that became subject to the provisions of the Savings Plan shall not at any time thereafter be subject to the Trusteed Stock Plan, provided, however, that any Section 411 (d)(6) protected benefits that existed under the terms of the Trusteed Stock Plan on January 1, 1989, shall not be reduced or eliminated as a result of a "transfer" to the Savings Plan.

            Prior to the date the assets of the Trusteed Stock Plan became subject to the provisions of the Savings Plan, if the individual was already covered under the Savings Plan, the individual could not make any total in-service withdrawal under the Trusteed Stock Plan unless and until that person suspended or terminated all salary reduction contributions to the Savings Plan.

             4.5.3 - TRANSFERS FROM CENGAS PLAN. The Plan is authorized to accept the transfer of funds from the Minnegasco, Inc. Retirement Plan for Employees of the Former Cengas Division (the "Cengas Plan") which represent employee contributions and earnings under the Cengas Plan for Participants, who have elected to have such funds transferred in accordance with the procedures established by the Administrator. Such transferred funds shall be separately identified under the Plan for each affected Employee in an Account entitled "Cengas Transfer Account." Except for rules relating to spouses, the Cengas Transfer Accounts shall be administered and treated under the Plan in the same manner as Voluntary Contribution Accounts (for contributions for periods on or after July 1, 1983) without regard, however, to any limitations on the amount of such contributions. Funds transferred from the Cengas Plan are not subject to matching contributions by Participating Affiliates.

             4.5.4 - TRANSFERS FROM ENSCAN PLAN. The Plan is authorized to accept the transfer of funds from the EnScan, Inc. Profit Sharing Plan (the "EnScan Plan") which represent vested account balances of Participants at the time the EnScan Plan was terminated. Such transferred funds shall be separately identified under the Plan for each affected Employee in an Account entitled "EnScan Transfer Account." Funds transferred from the EnScan Plan are not subject to matching contributions by Participating Affiliates.

             4.5.5 - TRANSFERS FROM MIDWEST GAS PLANS. During the period described in the agreement dated December 23, 1992 between Arkla, Inc. and Midwest Power Systems Inc. (as amended), the Plan is authorized to accept the transfer of funds from the Iowa Public Service Savings Investment Plan For Salaried Employees and the Iowa Public Service Savings Investment Plan For Bargaining Unit Employees (the "Midwest Gas Plans"). The funds shall represent vested and nonvested account balances of Employees who have elected to have such funds transferred in accordance with procedures established by the Administrator. The Plan will not accept transfers of account balances that include an outstanding participant loan until such loan has been repaid in full. Amounts transferred from an Employee's Pre-Tax Account, After-Tax Account and Rollover Account under the Midwest Gas Plans shall be credited to the Employee's Pay Conversion Account, Voluntary Contribution Account and Rollover Account, respectively, under this Plan.

            Transferred funds from, Matching Accounts under the Midwest Gas Plan shall be separately identified under the Plan for each affected Employee in an Account entitled "Midwest Employer Matching Account." Funds transferred from ESOP Funds under the Midwest Gas Plans shall be referred to as the "Midwest Employer ESOP Account." Transfers to Midwest Employer Matching Accounts and Midwest Employer ESOP Accounts shall not be subject to any limitations on the making of contributions and are not eligible for Matching Contributions from Participating Affiliates.

            4.5.6 - OTHER TRANSFERS. This paragraph shall apply prior to May 1, 1994, to transfers (other than direct rollovers) that are not expressly permitted in Subsections 4.5.2, 4.5.3, 4.5.4 and 4.5.5. Transfers shall not be permitted under this Subsection 4.5.6 for periods after April 30, 1994.

            The Administrator may establish rules which permit the direct transfer to the Trustee of assets held in any employees' trust described in Code Section 401(a) and exempt under Code Section 501(a) with respect to any Employee or category of Employees of a Participating Affiliate. The rules may be in addition to or interpretive of the following rules which apply to transfers. Generally, all transfers shall only be made in the form of money and shall be allocated to a Rollover Account for the individual in question. However, money attributable to employee non-deductible contributions shall be allocated to the respective Voluntary Contribution Accounts. Transfers of money which the Administrator believes will be subject to restrictions applicable to plans described in Code
     Section 401(k) shall be allocated to Pay Conversion Accounts. Money may not be transferred to the Plan pursuant to this Subsection 4.5.6 without the written consent of the Employee's spouse, if any, in a form approved by the Administrator. If the Administrator determines that the spousal survivor annuity rules may apply to a proposed transfer, the transfer may not be made; this prohibition does not apply to transfers identified in Subsections 4.5.2, 4.5.3, 4.5.4 and 4.5.5. No money attributable to qualified voluntary employee contributions described in Code attributable
     Section 219(e)(2) may be transferred to this Plan. No transfer of money attributable to an Employee may be made to this Plan from a plan to which an Affiliate is or has been a participating employer unless all the Employee's money in the transferor plan is non-forfeitable under the terms of the transferor plan, and will be so treated under the terms of this Plan.

            Generally, transfers of less than $1,000 (or such other amount designated by the Committee) from plans in which Affiliates are not participating shall not be accepted. Prior to May 1, 1994, transfers must be received by the 20th of a calendar month in order to be credited for investment purposes for the following calendar month. No transferred funds shall be eligible to be invested in Stock prior to May 1, 1994. No transfer shall be eligible for Matching Contributions from Participating Affiliates. No transfer may be made if in the opinion of the Administrator such a transfer will adversely affect the exempt status of the Trust under Code Section 501(a). As a condition of a transfer, the Administrator may require such information to be provided as it may determine to be relevant. If any funds so transferred do not meet the transfer rules of the Plan, those transfers shall be treated as voluntary after-tax employee contributions to the extent permitted under the Plan, or shall be returned to the Employee.

             4.5.7 - EFFECT ON PARTICIPATION IN PLAN. Direct transfers or rollovers may generally be made without regard to whether an Employee has become a Participant pursuant to Article 3, but if the individual who requests to make a transfer or rollover is not a Participant, the transfer or rollover will be permitted only if the individual is (i) a Full Time Employee, or (ii) a Part Time Employee (other than a Relief or Temporary Employee) who is scheduled to work more than 1,000 hours in a 12-consecutive-month period. Nothing herein shall alter the requirements to become a Participant under Article 3.

             4.5.8 - Acceptance of Direct Rollovers and Rollovers (Post-1992). The Trustee shall accept, with the express written consent of the Administrator or the consent of the Administrative Delegate, a rollover contribution or a direct rollover on behalf of any individual who has become an Employee (whether or not eligible to otherwise participate in the Plan) if :

                    (a) the amount contributed or transferred is all or part of an eligible rollover distribution, as defined in Subsection 8.14.2, made after December 31, 1992, and

                    (b) if the rollover is not a direct rollover (as defined in
             Subsection 8.14.2), the contribution (i) occurs on or before the 60th day following receipt of the distribution and (ii) consists only of money and the same properties (or the proceeds of the sale thereof) such Employee received in the distribution.

            Property in the form of a note representing a participant loan may not be rolled over into this Plan.

            In addition, the Trustee may accept after December 31, 1992, with the express written consent of the Administrator or the consent of the Administrative Delegate, a rollover contribution of an amount that constitutes a qualifying rollover contribution under Code Section 408(d). Generally, this requires that the contribution consist of an amount from an individual retirement account described in Code Section 408(a), or an amount from an individual retirement annuity described in Code Section 408(b) (and no other amounts), and no amount in said account and no part of the value of said annuity is attributable to any source other than a rollover contribution (as defined in Code Section 402) from an employee's trust described in Code Section 401(a) which is exempt from tax under Code
     Section 501(a) or from an annuity plan described in Code Section 403(a) (and any earnings on such rollover contribution), and the entire amount received (including property other money) is paid into the Plan not later than the 60th day after the day on which the individual receives the payment or the distribution.

            Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5) may not be rolled over to this Plan.

            The Trustee and the Administrator may require the Employee to provide evidence satisfactory to them that the foregoing conditions have been satisfied. In the event that a contribution (or any portion) purported to be a rollover contribution does not qualify as a rollover contribution, the contribution (or the nonqualifying portion) will be returned to the Employee. Rollover contributions shall be allocated to the Participant's Rollover Account.

      SECTION 4.6 - MAKE-UP CONTRIBUTIONS FOR OMITTED PARTICIPANTS. If, after the Employer's contribution pursuant to Section 4.2 or 4.3 has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than he should have received, the Employer may, at its election and in lieu of reallocating the prior contributions, make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same percentage of his Basic Earnings as if the oversight or mistake had not been made. Contributions pursuant to this Section 4.6 shall be allocated to a Participant's Account in accordance with Section 4.2 or 4.3 as designated by the Employer.

     SECTION 4.7 - VOLUNTARY AFTER-TAX CONTRIBUTIONS.

             4.7.1 - AMOUNT. The Plan shall not accept voluntary after-tax contributions effective May 1, 1994. The following provisions of this
     Section 4.7 shall apply to voluntary after-tax contributions made prior to May 1, 1994. For Plan Years prior to January 1, 1989, any Participant who has entered into a pay reduction agreement that will result in pre-tax contributions to the Plan of at least 6% of Basic

     Earnings or the maximum pre-tax contribution permitted by law, whichever is less, may elect to make after-tax contributions to the Trust during any Plan Year in which the Participant is eligible to make contributions pursuant to Section 4.1. From December 31, 1988, to April 30, 1994, any Participant can elect to make after-tax contributions. The contributions shall be made in accordance with uniform rules to be established by the Administrator. The "maximum pre-tax contribution permitted by law" is the largest integral percentage contribution that would neither exceed the statutory limit on elective deferrals nor cause the Participant's Annual Additions for the Plan Year to exceed the limits of Code Section 415(c). Voluntary contributions will not be matched by Employer contributions, and will not have any effect on a Participant's eligibility to share in contributions of Participating Affiliates under Sections 4.2 or 4.3.

            Subject to uniform rules which may be established by the Administrator, voluntary contributions made under Section 4.7 by a Participant in any Plan Year may be in an amount which, together with all such voluntary after-tax non-matching contributions made by the Participant to this Plan and any other qualified plan maintained by an Affiliate (and not previously withdrawn), will cause the Participant's total voluntary contributions to equal but not exceed 10% of the Participant's Basic Earnings for the Plan Year provided, however, that the amount which may be contributed in a Plan Year shall, in any event, be limited as provided in
     Article 5. In the event that it is determined that a voluntary contribution exceeds these limitations, the excess shall be paid to the Participant as soon as administratively feasible.

            4.7.2 - PAYMENT. Voluntary contributions may be made by payroll deduction or by any other means the Administrator shall prescribe by uniform rules. Not less frequently than monthly, Participating Affiliates shall remit to the Trustee the contributions so collected.

             4.7.3 - ALLOCATION TO ACCOUNT. The amount contributed by each Participant shall be allocated to a Voluntary Contribution Account for the Participant maintained under this Plan as of the date determined by the Administrator pursuant to uniform rules.

             4.7.4 - TERMINATION OF CONTRIBUTIONS. Upon notice to the Employer on a form provided by the Administrator and signed by the Participant, a Participant may terminate voluntary contributions effective as of the first day of a month if the Employer receives the notice by the 20th day of the preceding month. For Plan Years beginning prior to January 1, 1989, a Participant shall automatically be deemed to terminate voluntary contributions as of the date the Participant's pay reduction contributions terminate or are changed to a level such that further contributions are not permitted under Subsection 4.7. 1. Any Participant who has terminated voluntary contributions may resume voluntary contributions as of any subsequent January 1, provided the Participant is otherwise eligible to do so. A termination of pay reduction contributions that results from a personal leave pursuant to the Special Personal Leave and Reduced Work Week Program shall not cause a termination of the Participant's election to make voluntary contributions. Voluntary contributions may resume as of the first day of the month on or immediately following the date the Participant returns to active employment from the personal leave, provided that the conditions of Subsection 4.7.1 are still satisfied as of that date.

            All voluntary contribution elections in effect on April 30, 1994, shall automatically terminate on May 1, 1994.

 ARTICLE 5. RESTRICTIONS ON ANNUAL ADDITIONS

     SECTION 5.1 - GENERAL RESTRICTIONS. Annual Additions under the Plan shall be subject to the rules of this Article 5. The provisions of this Article are subject to any additional limitations in other sections of the Plan. The restrictions contained in this Article apply to qualified plans and only such plans maintained by Affiliates, whether or not such plans have previously been terminated.

      SECTION 5.2 - MAXIMUM PERMISSIBLE AMOUNT. Annual Additions that would be allocated to accounts of a person under this Plan and under any other plan as of an Accounting Date within a Limitation Year in excess of the remaining Maximum Permissible Amount (based on 415 Compensation up to such Accounting Date) shall be reduced to the extent of any such excess. The remaining Maximum Permissible Amount is determined by subtracting from the Maximum Permissible Amount for the Limitation Year the allocations of Annual Additions to such person's accounts under defined contribution plans or welfare benefit plans, as defined in Code
Section 419(e), as of Accounting Dates preceding the current Accounting Date which are within the Limitation Year. Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated prior to any defined contribution plan allocations regardless of the actual Accounting Date. Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

      SECTION 5.3 - DIFFERING ACCOUNTING DATES. If the Accounting Date under this Plan does not coincide with an Accounting Date under any other defined contribution plan or welfare benefit fund of an Affiliate on which allocations are made, the reduction of the Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the accounts of said person under this Plan. Any such reduction shall be effected by reducing the person's contributions made as of a date within the Limitation Year in the following order: Participant voluntary after-tax contributions, unmatched Elective Deferrals, matched Elective Deferrals

(together with the corresponding Matching Contributions), and, finally, forfeitures that cannot be used to offset Employer contributions. If contributions or forfeitures for more than one Affiliate are present, any reduction of such amount shall be made proportionately.

      SECTION 5.4 - COINCIDENTAL ACCOUNTING DATES. If an Accounting Date of the Plan coincides with an Accounting Date of any other defined contribution plan or welfare benefit fund of an Affiliate in which allocations are made, the reduction of Annual Additions mandated by Section 5.2 shall be accomplished by reducing the allocation of Annual Additions to the accounts of said person under said plans and funds as follows:

            (a) If all of said other plans and funds contain a provision substantially similar to this Article 5, then the reduction shall first be accomplished by reducing a person's after-tax contributions made at any time within the Limitation Year, then from Affiliate contributions which constitute pay reduction contributions, then from Affiliate contributions which are not pay reduction contributions and from forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code
     Section 419(e)) of an Affiliate. If contributions or forfeitures for more than one Affiliate are present, any reduction of such amounts shall be made proportionately. If there are contributions of the same priority category present in more than one plan or fund, and less than all of the plans or funds, contributions in the highest priority category shall be reduced to zero before any reduction shall be made in a lower priority category. The amount of the reduction in each priority category as of said Accounting Date shall be an amount equal to the product of the remaining Maximum Permissible Amount described in Section 5.2 and a fraction, the numerator of which is the amount to be allocated under this Plan in that priority category as of the allocation date without regard to this Article 5, and the denominator of which is the amount that would otherwise be allocated as of said Accounting Date in that priority category under all defined contribution plans and welfare benefit funds, without regard to this
     Article 5. This paragraph shall be applied to all categories until the required reduction has been effected.

            (b) If one or more of the other defined contribution plans having an Accounting Date coinciding with the Accounting Date under this Plan do not have a provision similar to this Article 5, the provisions of Section 5.2 shall be applied to this Plan after giving effect to allocation of Annual Additions of such other plans.

     SECTION 5.5 - EFFECT OF REDUCTION. If, as a result of the preceding paragraphs of this Article 5, the allocation of Annual Additions under this Plan is reduced, such reduction shall be treated as follows:

            (a) The amount of such reduction consisting of the person's voluntary after-tax contribution or Elective Deferral shall be paid to such person as soon as administratively feasible.

            (b) The amount of such reduction consisting of Employer contributions (other than Elective Deferrals) shall be allocated to a suspense account for the Employer and held therein until the next succeeding date on which Employer contributions could be applied under this Plan. Any amounts in the suspense account shall be allocated as soon as practicable in accordance with Subsection 4.2.3, provided, however, that in no event shall any such amount be allocated to the Account of a Highly Compensated Employee whose contributions are reduced pursuant to Section
     4.4. In the event of termination of the Plan, the suspense account shall revert to the Employer which made said contributions to the extent it may not then be allocated to any person pursuant to the terms of the Plan relating to allocation of Employer contributions.

      SECTION 5.6 - LIMITING CONTRIBUTIONS TO SUSPENSE ACCOUNT. The Employer shall not contribute any amount that would cause an allocation to the suspense account under this Article as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to such suspense account if the date of contribution were the date of allocation. The suspense account shall not participate in the allocation of investment gains or losses.

 ARTICLE 6. PERIODIC ADJUSTMENT OF ACCOUNTS AND FORFEITURES

      SECTION 6.1 - ADJUSTMENTS.

             6.1.1 - PERIODIC PROCESSING PRIOR TO MAY 1, 1994. As of each Accounting Date prior to May 1, 1994, the Accounts of each Participant and Beneficiary shall be revalued in accordance with this Subsection 6.1.1. As of each Accounting Date, the Trustee shall value the assets of the Trust, other than assets of the Trust attributable to Accounts which are separately invested, at their fair market value and determine the net investment gain or loss of such assets since the preceding Accounting Date. In determining the net investment gain or loss (i) the accrual basis of accounting shall be used (unrealized appreciation or depreciation shall be taken into account) and (ii) contributions to the Trust and payments or distributions from the Trust to provide benefits under the Plan for Participants and Beneficiaries shall not be considered as gains or losses of the Trust. The net investment gain or loss so calculated shall be allocated, as of the Accounting Date, to the respective Accounts containing such assets and which are existing on said Accounting Date in proportion to the value of each such Account on the immediately preceding Accounting Date. In making such allocation, Account balances may be adjusted to reflect the amount and timing of pay reduction contributions, withdrawals, and payments and distributions from Accounts. Such adjustments shall be made in accordance with uniform and nondiscriminatory rules established by the Employer and approved by the Trustee.

            If any Participant or Beneficiary who has an interest in the Trust elects or has elected to have any part of his interest invested in more than one separate investment fund, the value of his Account shall consist of the total of his proportionate interest in each separate fund. Each separate fund shall be valued on an Accounting Date. Similar rules shall be applicable to separate trusts under the Plan, if more than one.

            For purposes of valuation of the Trust Fund and distribution of the accrued vested benefit of each Participant, the term "Accounting Date" shall mean the date upon which an Account may be valued for purposes of investment direction and distribution of accrued vested benefits. The Trustee shall, following the end of each Accounting Date, value all assets of the Trust Fund as of that day in the following manner:

     (1) The Trustee shall first compute the fair market value of the assets in each investment fund designated by the Administrator for direction of investment by the Participants. This market value shall be equal to the market price of the fund on the prior business day applied to the balance of the fund as of the close of business on the current business day.

     (2) The Trustee shall, following the computation of the fair market value, compute each Participant's share in the fund and assign a gain or loss to each Participant's Account.

     (3) The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant, including allocations of Employer contributions and forfeitures made as of the Accounting Date.

            In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be deemed to have been made on the business day to which the investment activity relates. No Employer contribution made by a Participating Affiliate pursuant to this Plan shall be taken into account until the Accounting Date coinciding with or next following the date such contribution was both actually paid to the Trustee by a Participating Affiliate and allocated among the accounts of Participants. It is intended that this Section operate to distribute among each Account in the Trust Fund, all income of the Trust Fund and changes in the value of the Trust Fund's assets.

            The value of each Account, as adjusted by the foregoing provisions of this Subsection 6.1.1, increased by contributions allocated to such Account and reduced by payments and distributions from such Account since the preceding Accounting Date, shall be the value of said Account on the Accounting Date.

             6.1.2 - DAILY PROCESSING AFTER APRIL 30, 1994. As of each Accounting Date after April 30, 1994, the Accounts of each Participant and Beneficiary shall be revalued in accordance with this Subsection 6.1.2. The Committee or its Administrative Delegate shall, following the end of each Accounting Date, allocate net gains or losses and process additions to and withdrawals from Participant account in the following manner:

     (1) The Trustee shall first compute and/or obtain from an internal or external pricing service the fair market value of each investment fund designated by the Committee for direction of investment by the Participants of this Plan. Each Account invested in each of the investment funds shall be adjusted each Accounting Date by applying the closing market price of the investment fund on the current business day to the share/unit balance of each Account invested in the investment fund as of the close of business on the current business day.

     (2) The Trustee shall then account for any requests for additions, withdrawals or loans made to or from a specific designated investment fund by any Participant, including allocations of contributions, loan repayments and forfeitures. Contributions received by the Trustee shall be allocated to Participant Accounts as soon as administratively practicable following the date such contribution was received by the Trustee. No contribution under this Plan shall be taken into account until the Accounting Date coinciding with or next following the Accounting Date such contribution was both actually paid to the Trustee and allocated among Participant Accounts.

     (3) Notwithstanding paragraphs 1 and 2 above, in the event a pooled investment fund is created as a designated investment fund for the Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment shall be governed by the written agreement providing for the administration of the pooled investment fund.

     (4) Notwithstanding paragraphs 1 and 2 above, Loan Accounts shall be valued at the amount of unpaid principal and accrued interest as of the Accounting Date.

     It is intended that this Section operate to distribute among each Participant Account, all income of the Trust and changes in the value of the assets of the Trust.

             SECTION 6.2 - ADJUSTMENT ON TERMINATION. In the event of termination of employment of a Participant under circumstances requiring a distribution of benefits to him or to his Beneficiaries, his Account balance shall be valued (i) for periods prior to May 1, 1994, as of the Accounting Date coinciding with or next following the date on which the distribution application is submitted or the termination occurs, whichever is later, in the same manner as Accounts are to be adjusted on each Accounting Date, or (ii) for periods after April 30, 1994, as of the Accounting Date prior to the date of distribution.

             SECTION 6.3 - ADJUSTMENT ON DIRECTION. A valuation of the Trust shall be made as of any other date specified by the Administrator and such date shall be an Accounting Date.

             SECTION 6.4 - FORFEITURES. Any credit balance of an Employer Contribution Account or Midwest Employer Matching Account which has been forfeited (including a forfeiture under Section 8.12) shall be applied in accordance with Subsection 4.2.2.

ARTICLE 7.  FUNDING AND INVESTMENT OPTIONS

             SECTION 7.1 - ESTABLISHMENT OF FUNDING POLICY. The Administrator shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and (b) communicate this policy to the Trustee in writing, and direct and supervise the Trustee's actions to see that this policy is carried out. The Administrator may, however, delegate this function to an investment manager. An investment manager (if appointed) shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust (as designated in the delegation) and must be registered as an investment adviser under the Investment Advisers Act of 1940, be a bank as defined in said Act or be an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one state, and must have acknowledged in writing that the investment manager is a fiduciary with respect to the Plan; provided that this shall not apply to Accounts separately invested at the direction of the Participant or Beneficiary.

             7.1.1 - EMPLOYER CONTRIBUTION AND VOLUNTARY CONTRIBUTION ACCOUNTS. Generally, except to the extent elected otherwise as provided below, all assets of the Trust attributable to Employer Contribution Accounts and all contributions attributable to Voluntary Contribution Accounts for periods prior to July 1, 1983, and on or after July 1, 1983 with respect to amounts transferred to this Plan from the Trusteed Stock Plan, are to be invested in Stock. For periods prior to May 1, 1994, contributions with respect to these types of Accounts in a form other than Stock shall be credited to the appropriate Cash Account, and contributions in the form of Stock shall be credited to the appropriate Stock Account. Contributions, rollovers or transfers made under the provisions of this Plan attributable to Voluntary Contribution Accounts, Rollover Accounts, Cengas Transfer Accounts, EnScan Transfer Accounts, Midwest Employer Matching Accounts and Midwest Employer ESOP Accounts for periods on or after July 1, 1983, and prior to May 1, 1994, shall be invested and held in segregated accounts pursuant to Section 7.2 and shall not be invested in Stock.

            To the extent that the Trustee, prior to May 1, 1994, is unable to acquire Stock for Stock Accounts in sufficient quantities at prices considered reasonable by the Trustee, the Trustee is authorized to invest the assets in the corresponding Cash Accounts temporarily in securities issued or guaranteed by the United States of America, or any United States government agency, or in short-term commercial paper, term savings accounts and certificates of deposit (including those of the Trustee), mutual funds, common trust funds or collective trust funds, or pooled investments of the Trustee or related companies, or assets may be held temporarily in cash.

            Effective May 1, 1994, Participants may direct the investment of any portion of their Accounts in Stock through a pooled fund. The pooled fund shall be governed by a separate written service agreement between the Administrator and the Trustee and by the terms of the pooled investment Trust Agreement.

            Commencing on July 1, 1983, Participants may elect that any new Participating Affiliate contributions to Employer Contribution Accounts made pursuant to this Plan may be invested in segregated funds pursuant to
     Section 7.2. Commencing as of January 1, 1984, Participants in the Savings Plan may elect to transfer amounts in Employer Contribution Accounts (regardless of when made) and Voluntary Contribution Accounts attributable to contributions for periods prior to July 1, 1983, or attributable to contributions for periods on or after July 1, 1983 for amounts transferred to the Savings Plan from the Trusteed Stock Plan, to segregated funds pursuant to Section 7.2, subject to the following rules and limitations. Prior to May 1, 1994, amounts in Cash Accounts may be transferred without limitation and shall be transferred prior to transfers attributable to the corresponding Stock Account. Transfers attributable to Stock Accounts (prior to May 1, 1994) shall be made as soon as practicable after a direction to transfer is made, but the Trustee in its discretion may defer the liquidation of Stock if it determines that deferral is necessary or desirable in order to comply with applicable security laws or to avoid adversely affecting the price of Stock.

            Prior to May 1, 1994, the liquidation and reinvestment of Stock Accounts by active Employees shall be restricted in accordance with this paragraph. The

     Administrator may, by uniform rule, limit the number of shares of Stock that may be liquidated and transferred with respect to each Employer Contribution Account or Voluntary Contribution Account within specified periods of time. Unless and until the Administrator promulgates rules regarding this matter, no Participant may direct the liquidation and transfer to segregated funds of more than 1,000 shares (1,750 shares after November 28, 1990) of Stock in any calendar quarter. This limitation does not apply to liquidations of Stock made pursuant to a former Employee's election to take a cash distribution or to transfer benefits to a successor employer's qualified plan. The transfer shall be executed as of the last day of the quarter. The method and timing of all elections shall comply with Section 7.2. Once funds have been transferred from Stock or Cash Accounts pursuant to a Participant election, they may not be reinvested in Stock or Cash Accounts. This paragraph shall have no application after April 30, 1994.

            The Administrator may establish uniform rules under which Participants, prior to May 1, 1994, may be allowed to rescind a direction to liquidate Stock in connection with contribution from the Plan, except that such rules shall not permit the rescission after the earlier of four business days following the date as of which the distribution was to be made, or the date the shares in question were liquidated.

             7.1.2 - OTHER ACCOUNTS. All assets of the Trust that are not attributable to Employer Contribution or Voluntary Contribution Accounts shall be invested in segregated funds under Section 7.2. No assets attributable to those types of Accounts shall be invested in Stock prior to May 1, 1994. Effective May 1, 1994, these Accounts may be invested at the Participant's direction in the pooled fund that includes the Trust's holdings of Stock. The pooled fund shall be governed by a separate written service agreement between the Administrator and the Trustee and by the terms of the pooled investment Trust Agreement.

      SECTION 7 2 - SEPARATE FUNDS.

             7.2.1 - IN GENERAL. Other provisions of the Plan and Trust provide that the entire Trust shall be held, administered and invested as a single fund. In recognition of the fact that existing and future Participants and Beneficiaries may have diverse economic situations which make it desirable to permit some degree of individual selection of different types of investments in the Trust, the Administrator may establish separate funds from time to time, subject to the following provisions of this Section 7.2. A pooled investment fund shall be treated as a separate fund under Section
     7.2 to the extent the provisions of this Section do not conflict with the terms of the service agreement and Trust Agreement executed in connection with the pooled fund.

             7.2.2 - ESTABLISHMENT OF SEPARATE FUNDS. The Administrator may at any time or from time to time establish separate funds by written resolution. Any separate fund shall at all times remain a part of the Trust and subject to all of the Trust provisions, and the total of such separate funds existing at any time, in addition to finds that are not so separately invested, shall comprise the total Trust attributable to Accounts.

            In establishing separate funds, the Administrator may authorize, but shall not require, each Participant or Beneficiary having an interest in the Trust to transfer assets allocated to him from one separate fund to another and, by a separate election, to allocate future contributions to any separate fund, at such time or times and upon such terms, restrictions, rules and conditions as the Administrator may determine; provided, however, that all such terms, restrictions, rules and conditions shall:

                    (a) Be uniform, requiring persons in like circumstances to be treated in the same manner (although the Administrator's rules may distinguish between types of Accounts); and

                    (b) Grant to each Participant and Beneficiary the right to select the separate fund or funds (authorized by the Administrator) in which the assets allocated to him and, by a separate election, future contributions are to be invested.

                    (c) Specify the general nature or type of investments to be utilized for each separate fund.

            Separate funds established pursuant to this Section may be created as a part of a trust fund, an insurance contract, or both. However, all assets of the Plan must be held either in trust, in an insurance contract, or in a combination of both.

            Prior to May 1, 1994, except as otherwise provided by the Administrator, Participants may change their investment elections each calendar quarter in accordance with uniform rules established by the Administrator. Effective July 1, 1994, investment changes may be made on any Accounting Date.

            7.2.3 - VALUATION OF SEPARATE FUNDS AND ACCOUNTS. Each separate fund shall be valued in the same manner and at the same times as the Trust is required to be valued, as provided in Section 6. 1.

            7.2.4 - CONSOLIDATION OF FUNDS. At such time or times as the Administrator may determine, one or more separate funds may be consolidated, using fair market value as of the date of consolidation. The consolidation is to be governed by uniform terms, restrictions, rules and conditions as the Administrator may determine. The consent of any individual Participant or Beneficiary shall not be required to permit a consolidation.

      SECTION 7.3 - ACQUISITION OF STOCK FOR STOCK ACCOUNTS. If at any time prior to May 1, 1994, there are balances in Cash Accounts, the Trustee shall use those balances or property to acquire Stock for the corresponding Stock Accounts as soon as practicable. Stock may be purchased from any Affiliate (for shares purchased from DEI prior to November 29, 1990, or from Arkla, Inc. after November 28, 1990, the Stock may be either authorized and unissued or treasury shares) or from existing shareholders, whether in private placements or otherwise.

     Stock so acquired prior to May 1, 1994, shall be allocated to Stock Accounts of Participants and Beneficiaries in proportion to their corresponding Cash Account balances in both Voluntary Contribution Accounts and Employer Contribution Accounts at the time of acquisition. The Trustee shall maintain records of the basis of Stock allocated to accounts in a uniform and consistent manner, based upon the average cost basis of all Stock being allocated as of any date or within a time period (not in excess of 12 months) specified by the Trustee. This requirement also applies to Stock acquired from suspense accounts, forfeitures or Stock acquired from an Account which is being distributed all or partly in the form of __________ distribution in the form of Stock is to be made to a distributee, and there are assets in the Participant's Cash Account, the Trustee may purchase Stock for the Participant's Account with those assets for the purpose of making the distribution.

      SECTION 7.4 - VOTING AND SALE OF STOCK.

             7.4.1 - VOTING. The Trustee shall be authorized to vote the shares of Stock held in the Trust pursuant to this Section. As soon as practicable after notice of any shareholders' meeting given to shareholders, the Administrator or Administrative Delegate shall prepare and deliver to each individual who has a Stock Account, or a directed investment in a pooled investment trust which holds Stock, a notice and a form of proxy to direct the Trustee as to how the Trustee shall vote at that meeting, or any adjournment of that meeting, that number of full shares of Stock allocated to that Participant's Account as of the most recent date for which an adjustment has been completed pursuant to the Plan. The notice shall instruct each Participant who has Stock in an Account to return the proxy to the Trustee, or to such other entity (including the Administrator) as the Administrator may select. If an independent entity other than the Trustee is directed to collect and tally the proxies, the entity shall certify the results to the Trustee and shall also deliver all proxies to the Trustee. The Trustee is not required to independently verify the results which have been certified to it.

            The Trustee shall vote all shares of Stock held by it (including fractional shares) for which it has received instructions in accordance with those instructions. The Trustee shall vote all shares of Stock held by it in suspense accounts and shares of allocated Stock for which it has not received instructions in the manner directed by the Employee Benefits Administrative Committee of NorAm Energy Corp.

             7.4.2 - SALE OF STOCK. The provisions under this subsection shall not restrict in any way the application of Subsection 7.1.1.

            In the event of a tender offer for Stock, the Trustee shall provide each Participant or Beneficiary who has Stock in his or her Account an election form and information regarding the tender offer, with instructions to have the election form returned to the Trustee by a date to be set by the Trustee. The election form shall clearly state that the failure to return the election form within the allocated time shall be considered as an election to have Stock in his or her Account not tendered.

            The Trustee shall tender all full shares of Stock which the Participants and Beneficiaries have elected to have tendered. The Trustee shall not tender any shares of Stock with respect to which Participants or Beneficiaries had the option to have tendered, but did not affirmatively elect to have tendered in accordance with the instructions relative to the election. Any shares of Stock in a suspense account or otherwise not allocated to an Account of a Participant or Beneficiary shall be tendered or not tendered by the Trustee, in accordance with written instructions given to the Trustee by the Administrator.

            The information to be given to Participants and Beneficiaries in connection with this election shall be provided to the Trustee by the Administrator, and the Administrator shall use its best efforts to provide full and fair disclosure of information relevant to the election.

            The elections of Participants and Beneficiaries shall only apply to shares of Stock in their respective Accounts as of the date of the tender, if any, as determined by the Trustee.

 ARTICLE 8. VESTING AND DISTRIBUTION OF BENEFITS

      SECTION 8.1. - RETIREMENT.   A Participant whose termination of employment
with all Affiliates occurs on or after the date the Participant attains age 60 shall have a 100% vested interest in his Account. The Participant's Account, as adjusted pursuant to Article 6, shall be distributed to the Participant at the time and in the manner specified in Sections 8.7 and 8.8.

      SECTION 8.2 - DEATH.   In the event a Participant dies prior to
termination of employment with all Affiliates, the Participant's Account shall be 100% vested.

             8.2.1 - DISTRIBUTEE. The entire Account of a Participant, as adjusted pursuant to Article 6, shall be distributed to the person, if any, who is legally married to the Participant at the time of the Participant's death. If there is no surviving spouse or the surviving spouse consents to a waiver of benefits in the manner described in Subsection 8.2.2, the entire Account shall be distributed to the Participant's Beneficiaries upon the Participant's death. Distribution of benefits pursuant to this Section shall be at the time and in the manner specified in Sections 8.2.3, 8.2.4, 8.7 and 8.8. Beneficiaries shall also be eligible to elect any of the withdrawal options available under Section 8.9 to Participants who have attained age 59 1/2.

            If distribution is to be made to more than one person, it shall be made in the proportions designated by the Participant in a writing signed and filed with the Employer prior to the Participant's death. Except as provided in the last paragraph of Subsection 8.2. 1, if a Participant designates more than one person to receive a benefit and if any of the designees predecease the Participant or die prior to complete distribution to the designee of his share without provision having been made for that contingency in the designation, the Trustee, pursuant to the Administrator's instructions, shall distribute that share or the balance of the benefits to the surviving designee or designees proportionately as the portion designated by the Participant for each bears to the total portion designated for all survivors.

            If a Participant files no Beneficiary designation or revokes a designation previously filed without filing a new designation, or if all persons so designated shall predecease the Participant or die prior to complete distribution to them, the Trustee, in accordance with the Administrator's instructions, shall distribute the death benefit or the balance of the benefits to the following persons who shall be deemed
     Beneficiaries: to the Participant's surviving spouse, or if none, to the Participant's surviving issue per stirpes and not per capita, or if none, then to the Participant's estate.

            A Beneficiary shall be entitled to disclaim all or any portion of the distribution payable under this Section. In the event such a disclaimer is made, the disclaimed amount shall be payable in the manner specified in the Participant's Beneficiary designation, or if not so specified, to the remaining Beneficiary or Beneficiaries as if the disclaiming Beneficiary died on the date before the Participant's death. A Beneficiary who disclaims any distribution shall not have any power of appointment over the amount disclaimed nor any other power of any nature to direct or control the disposition of the disclaimed amount.

            Notwithstanding the above, if any death benefit becomes payable to the spouse of the deceased Participant or to the trustees of a trust to which a transfer from the estate of the deceased Participant would qualify for the marital deduction described in Code Section 2056, and if the surviving spouse elects, the death benefits shall be paid to the spouse or the trustees only in a manner that will quality the death benefits for the marital deduction described in Code Section 2056 and, unless specifically directed by the Participant to the contrary pursuant to an effective Beneficiary designation, any benefits remaining after the death of the spouse shall be paid to the spouse's estate or the trustees, as the case may be.

             8.2.2 - SPOUSAL CONSENT TO DESIGNATION OF NON-SPOUSE BENEFICIARY. A surviving spouse's consent to a waiver of benefits must be in writing, must acknowledge the effect of the waiver and must be witnessed by a notary public. The consent must also designate the Beneficiaries (specified by name or by class, contingent or not) or the form of benefit, or acknowledge that the spouse has the right to limit consent only to a specific Beneficiary or form of benefits, and that the spouse voluntarily elects to relinquish one or both of these rights. A spouse may not revoke a consent without the written consent of the Participant. Any Beneficiary designation may be revoked or changed by written instrument signed and filed prior to the Participant's death. No change, other than the revocation of a prior designation, may be made by a married Participant without the written consent of the Participant's spouse as provided above. A subsequent marriage shall void any previous designations, except as otherwise required under a Qualified Domestic Relations Order.

             8.2.3 - DEATH AFTER COMMENCEMENT OF BENEFITS. In the event a Participant dies after payment of benefits is deemed to have commenced, remaining payments, if any, shall continue to the Participant's Beneficiary on the same basis as payable prior to the Participant's death; provided, however, that the Beneficiary shall have the right to accelerate payments, unless otherwise specifically provided to the contrary in the Beneficiary designation. Benefits payable pursuant to an annuity contract shall be payable in accordance with the terms of the contract.

            8.2.4 - DEATH PRIOR TO COMMENCEMENT OF BENEFITS. If a Participant (or surviving spouse of the Participant, as provided below) dies before distribution is deemed to have commenced, except as otherwise provided below, the Participant's Account shall be distributed to his Beneficiary in the manner and at the time specified in Sections 8.7, 8.8 and 8.9 and no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death.

            This five-year distribution rule shall not apply if: (1) any portion of the benefits of the Participant (or of the deceased spouse of the Participant, as provided below) is payable to or for the benefit of a Designated Beneficiary; (2) this portion will be distributed in one of the payment forms specified in Section 8.7, which payment form shall not provide for distribution beyond the life of the Designated Beneficiary or beyond a fixed period equal to the life expectancy of the Designated Beneficiary; and (3) the distributions commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died. If the surviving spouse is the Beneficiary and dies before payments are deemed to have begun, the five-year distribution rule and the exception to it stated in this paragraph are to be applied as if the surviving spouse were the Participant and the spouse's date of death shall be substituted for the Participant's date of death.

            This five-year distribution rule shall also not apply if: (1) the portion of a Participant's interest to which the surviving spouse is entitled will be distributed in one of the payment forms specified in
     Section 8.7, which payment form shall not provide for distribution beyond the life of the surviving spouse or beyond a fixed period equal to the life expectancy of the surviving spouse; and (2) the distributions commence no later than December 31 of the calendar year in which the Participant would have attained age 70 1/2.

      SECTION 8.3 - DISABILITY. In the event a Participant terminates his employment with the Employer because of his Disability, such Participant shall have a 100% vested interest in his Account. Such a Participant's entire Account, as adjusted pursuant to Article 6, shall be distributed to the Participant in accordance with Sections 8.7 and 8.8.

      SECTION 8.4 - RESIGNATION OR DISCHARGE. If a Participant's employment is terminated with all Affiliates prior to the Participant's 60th birthday for any reason other than death or Disability, the Trustee shall distribute to him the vested portion of his Account, as adjusted pursuant to Article 6, in the manner and at the time specified in Sections 8.7 and 8.8. Each such Participant's Pay Conversion Account, Voluntary Contribution Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer ESOP Account, Rollover Account and Loan Account shall be fully vested at all times.

     The vested portion of a Participant's Employer Contribution Account is the percentage of this account determined in accordance with the following tables, depending on the Vesting Period of Service (or Years of Service for Part Time or Relief Employees) for which a Participant is given credit pursuant to this Section.


 VESTING PERIOD OF SERVICE   VESTED PERCENTAGE
---------------------------  -----------------
----------------------------------------------
     Less than 3 years                       0
----------------------------------------------
             3                              50
----------------------------------------------
             4                              75
----------------------------------------------
      5 or more years                      100

For Plan Years commencing prior to January 1, 1989, however, the vested portion of each such Participant's Employer Contribution Account under the Trusteed Stock Plan is the percentage of the Participant's Employer Contribution Account determined from the following table:

VESTING PERIOD OF SERVICE      VESTED PERCENTAGE
-------------------------      -----------------
------------------------------------------------
    Less than 5 years                          0
------------------------------------------------
                        5                     50
------------------------------------------------
                        6                     60
------------------------------------------------
                        7                     70
------------------------------------------------
                        8                     80
------------------------------------------------
                        9                     90
------------------------------------------------
    10 or more years                         100


For Plan Years commencing January 1, 1989, and December 31, 1989, the vested portion of each such Participant's Employer Contribution Account under the Trusteed Stock Plan is the percentage of the Participant's Employer Contribution Account determined from the following table:


 VESTING PERIOD OF SERVICE   VESTED PERCENTAGE
---------------------------  -----------------
----------------------------------------------
     Less than 3 years                       0
----------------------------------------------
             3                              20
----------------------------------------------
             4                              40
----------------------------------------------
             5                              60
----------------------------------------------
             6                              80
----------------------------------------------
      7 or more years                      100


     However, a Participant who was actively employed by any Affiliate and had a positive balance in his or her Account on November 28, 1990, shall be 100% vested for purposes of all Accounts on such date if not already fully vested. A Participant who was actively employed by EnScan, Inc. on both February 28 and February 29, 1992, with a positive balance in his or her Account that was not fully vested as of February 28, 1992, shall be 100% vested in all Accounts as of February 29, 1992. A Participant who was actively employed by Minneapolis Energy Center, Inc. on August 19, 1993, with a positive Account balance that was not fully vested prior to that date, shall be 100% vested in all Accounts as of August 19, 1993.

     A Participant who is actively employed by any Affiliate on his Normal Retirement Date shall be 100% vested in all Accounts.

     If a Participant has a Midwest Employer Matching Account that was transferred from the Iowa Public Service Savings Investment Plan For Bargaining Unit Employees, the vested portion of such account is the percentage determined in accordance with the following table, depending on the Vesting Period of Service (or Years of Service for Part Time or Relief Employees) for which a Participant is given credit pursuant to this Section.


 VESTING PERIOD OF SERVICE   VESTED PERCENTAGE
---------------------------  -----------------
----------------------------------------------
     Less than 1 year                        0
----------------------------------------------
             1                              25
----------------------------------------------
             2                              50
----------------------------------------------
             3                              75
----------------------------------------------
      4 or more years                      100

     If a Participant has a Midwest Employer Matching Account that was transferred from the Iowa Public Service Savings Investment Plan For Salaried Employees, such Account shall be 100% vested.

     If a Participant is less than 100% vested and has a Loan Account, a portion of the Loan Account balance shall be counted toward the vested portion of the Employer Contribution Account in the same ratio that the original loan was deducted from the Participant's Employer Contribution Account. The same adjustment for outstanding loans shall apply to partially vested Midwest Employer Matching Accounts.

     If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three (3) years of service with the Employer may elect within a reasonable period after the adoption of the amendment or change to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of

          (1) 60 days after the amendment is adopted;

          (2) 60 days after the amendment becomes effective; or

          (3) 60 days after the Participant is issued written notice of the amendment by the Employer.

           8.4.1 - DETERMINATION OF VESTING PERIOD OF SERVICE. A Participant's Vesting Period of Service shall be equal to the Participant's Period of Service (Years of Service for Part Time and Relief Employees), including Plan Years before the effective date of the Plan, except as limited below and except that Periods of Service after five One-Year Periods of Severance (five consecutive One-Year Breaks in Service for Part Time and Relief Employees) will not be taken into account for purposes of determining the vested portion of benefits attributable to contributions for Plan Years prior to such Periods of Severance (or Breaks in Service). Plan Years of Part Time and Relief Employees with fewer than 1,000 Hours of Service shall not be credited for vesting purposes.

          In addition, if the number of consecutive One-Year Periods of Severance or One-Year Breaks in Service equals or exceeds five years, a Participant who does not have any vested right to his Employer Contribution Account or Midwest Employer Matching Account prior to the Period of Severance or Breaks in Service shall not be given credit for Plan Years preceding such Periods of Severance or Breaks in Service for purposes of vesting. The aggregate number of credited Plan Years prior to such Periods of Severance or Breaks in Service shall not include any Plan Years not required to be taken into account because of any prior Periods of Severance or Breaks in Service.

           8.4.2 - FORFEITURE OF NONVESTED PORTION OF ACCOUNT. The portion of a Participant's Employer Contribution Account or Midwest Employer Matching Account which is not vested shall be forfeited as of the final Accounting Date of the Plan Year during which the Participant completes five One-Year Periods of Severance (or five consecutive One-Year Breaks in Service for Part Time and Relief Employees), and said forfeiture shall be allocated as provided in Section 6.4.

          Notwithstanding the preceding paragraph, if a Participant receives a complete distribution of his vested Account balance after termination of employment with the Employer at a time when he has less than a 100% vested interest in his Employer Contribution Account or Midwest Employer Matching Account, he shall immediately forfeit the nonvested portion of such Account or Accounts if it has not previously been forfeited. If the distribution exceeds $3,500 or exceeded $3,500 at the time of any prior distribution, the preceding sentence will apply only if the distribution is made with the Participant's consent. The forfeiture shall be applied as provided in
     Section 6.4.

          In the event a partial distribution has been made to a Participant from his Employer Contribution Account or Midwest Employer Matching Account at a time when he had less than a 100% vested interest in such Account, and the Participant has not repaid the amount of the distribution in accordance with the following paragraph, the remaining portion of his Employer Contribution Account or Midwest Employer Matching Account will be maintained in a separate subaccount until the Participant becomes 100% vested. His vested interest in such subaccount, at any relevant time prior to the time he is fully vested in such account, will be equal to an amount determined by the formula X = P(AB + D) -D, where P is the vested percentage at the relevant time, AB is the account balance of the separate account at the relevant time, and D is the amount of the prior distribution. If at any time the entire vested portion of the subaccount is distributed, the nonvested portion shall be forfeited.

          If a Participant has received (or is deemed to have received) a distribution on termination of employment which is less than the full value of his Account, has had an amount forfeited under this Subsection 8.4.2, resumes employment covered under the Plan, and repays the amount of the distribution from the Participant's Employer Contribution Account or Midwest Employer Matching Account, any amounts forfeited hereunder shall be restored by the Employer within a reasonable time after such repayment, unadjusted by any gains or losses, without regard to the limitations on Annual Additions specified in Section 5.1. The right to repay a distribution and have forfeited amounts restored shall expire as of the close of the first period of five consecutive One-Year Periods of Severance (or Breaks in Service for Part Time or Relief Employees) after receiving the distribution or, if earlier, five years after the first day the Participant is subsequently employed by the Employer. For purposes of this rule, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account on the date of termination.

          If a Participant has forfeited a portion of his Employer Contribution Account or Midwest Employer Matching Account, subsequently becomes eligible to share in contributions of the Employer and did not receive a complete distribution of such Accounts, a separate Employer Contribution Account or Midwest Employer Matching Account shall be established for the Participant for each subsequent period of eligibility. Notwithstanding any provision herein to the contrary, a separate Account from which forfeitures have previously been deducted and not restored to that Account shall be 100% vested.

      SECTION 8.5 - TERMINATION OF PLAN. Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or if contributions to the Plan are completely discontinued as provided in the Plan, all Accounts shall become or continue to be nonforfeitable. The Trust shall be valued as of the date of such termination or discontinuance and, after crediting any increase or charging any decrease to all Accounts then existing in the manner provided in Article 6, the Trustee shall hold or distribute the full amount then credited to each Account as provided in Sections 8.7 and 8.8.

     If the Plan shall at any time be terminated (or if contributions are permanently discontinued), the Trust shall continue, and the Trustee shall continue to act until all assets of the Trust have been distributed in accordance with the terms of the Plan and the plan of termination.

      SECTION 8.6 - DISTRIBUTION BY TRUSTEE. The Trustee shall pay and distribute benefits hereunder in accordance with the instructions of the Administrator in the manner provided in Section 8.7 and at the times provided in
Section 8.8.

     SECTION 8.7 - MANNER OF PAYING BENEFITS.

           8.7.1 - GENERAL FORMS OF DISTRIBUTION. Distributions from the Plan shall be made in the forms of payment described in this Subsection, except to the extent partial withdrawals are permitted under Section 8.9. Prior to December 31, 1988, the Administrator, in its sole discretion (after consultation with the distributee), may direct the Trustee to distribute any benefit payable under the Plan in one of the forms described in this Subsection 8.7.1 or in Subsection 8.7.4, if applicable. Effective December 31, 1988, the Participant or Beneficiary, as the case may be, shall select from the following forms of distribution (or an annuity described in Subsection 8.7.4, if applicable) for any benefit payable under Article 8; provided, however, that any benefit payable hereunder will be distributable in a single distribution if the total nonforfeitable value of all Accounts immediately prior to the date of distribution of benefits is not more than $3,500 and has never exceeded $3,500 at the time of any prior distribution:

               (i)  In a single distribution.

               (ii) In two or more installments over such period of time as the Participant or Beneficiary shall determine, but not extending beyond ten years. The Participant or Beneficiary shall select annual, quarterly or monthly payments. However, for distributions prior to December 31, 1988, the Administrator shall determine the period of time and the frequency of the payments. In the event distribution in installments is selected, any undistributed funds shall remain in the Trust to be invested by the Trustee. After the adjustment of Accounts required or permitted by Article 6 has been made, the balance of the Participant's or Beneficiary's Account shall be divided by the number of installments remaining to be paid in order to determine the amount of each installment to be paid until the next adjustment of Accounts under Article 6 occurs. Installments paid prior to the date by which distributions must commence under Subsection 8.8.2 shall not be subject to a minimum distribution requirement. If installment distributions are made, each Account or subaccount, and each investment fund within each Account, shall be debited ratably, unless the Administrator directs otherwise.

               (iii) By a combination of the methods specified in (i) and (ii) above.

          Effective December 31, 1988, if a Participant is rehired by an Affiliate while installment payments are continuing, the Participant may elect to suspend payments during the subsequent period of employment by giving written notice to the Administrator. Prior to December 31, 1988, the Administrator (rather than the Participant) has discretion to suspend installments upon rehiring the Participant.

          8.7.2 - IN KIND DISTRIBUTIONS. The rules of this Subsection 8.7.2 shall apply both to withdrawals under Section 8.9 and to final distributions pursuant to Subsection 8.7.1. In general, benefits will be distributed in cash; however, distribution from Stock Accounts prior to May 1, 1994, shall be in Stock if the Participant elects. Distributions from a pooled fund holding Stock on or after May 1, 1994, shall also be in the form of Stock if the Participant elects. The number of shares distributable from the pooled fund shall be the number of whole shares determined by dividing the value of the Participant's vested units in the pooled fund by the current market value of NorAm, Energy Corp. common stock. A Participant's investment in the pooled fund which holds Stock shall be distributed in cash if the Participant makes no election to receive Stock.

          The rules in this paragraph apply to distributions prior to May 1, 1994. Fractional shares in Stock Accounts shall be converted and distributed in cash, but if the corresponding Cash Account contains sufficient assets, the Cash Account will be used to purchase an additional fraction of a share of Stock in order to create a whole share and eliminate any fractional share in the Stock Account. If the Participant requests a cash distribution (with the Administrates consent, if distributed prior to December 31, 1989), the Stock Account will be distributed in cash after the Stock is purchased with cash in the Trust on the basis of average cost (fair market value). Stock purchased in this way shall be allocated to other Participants in relation to the amounts deducted from their Accounts to purchase the Stock. If the Participant makes no election to receive Stock or cash, the Stock Account will be distributed in Stock.

           8.7.3 - ADDITIONAL RULES GOVERNING DISTRIBUTIONS. No method of distribution may be elected whereby the present value of the payments to be made to a Participant, determined as of the date payment of his benefits is to commence, is less than or equal to 50% of the present value of the total payments to be made to the Participant and his Beneficiaries, unless the Beneficiary is the Participant's surviving spouse.

           8.7.4 - JOINT AND SURVIVOR ANNUITY REQUIREMENTS. If the Participant has a Cengas Transfer Account, the following provisions of Subsection 8.7.4 shall apply to the Cengas Transfer Account in the event the Participant is living on the date benefit payments would commence (or was married at the time of the Participant's death, if the Participant dies before payments of benefits commence and the Participant's spouse survives until the time benefits are to commence).

          Unless an optional form of benefit under Subsection 8.7.1 is selected pursuant to a qualified election within the applicable election period, a Participant's benefit provided by assets attributable to a Cengas Transfer Account shall be applied to the purchase of a Qualified Joint and Survivor Annuity or, if the Participant is dead on the date benefit payments are to commence, a Participant's benefit shall be applied toward the purchase of a Qualified Survivor Annuity. The Administrator shall direct the Trustee to purchase an annuity contract based on considerations the Administrator in its sole discretion deems appropriate. Once an annuity has been purchased, all benefits due to those assets shall be determined pursuant to the terms of the annuity. In the case of a Qualified Joint and Survivor Annuity, the applicable election period is the ninety (90) day period ending on the date benefit payments would commence.

          Unless the Participant can establish to the satisfaction of the Administrator that the Participant has no spouse or the spouse cannot be located, any election must be consented to by the Participant's spouse in order to be a qualified election. The spouse's consent to an election of an optional form of benefit must be witnessed by a notary public. The consent will be valid only for the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse. A Participant may revoke without limit any prior elections of an optional form of payment without the consent of the spouse at any time before the commencement of benefits. If the optional form is revoked, an optional form cannot be subsequently elected without the spouse's consent as provided above. However, a Participant may not modify any election consented to by a spouse without the spouse's consent as provided above. A spouse's consent may not be revoked without the written consent of the Participant.

          In case of a Qualified Joint and Survivor Annuity, within a reasonable period prior to the commencement of benefits the Administrator shall provide each Participant with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity, (iii) the rights of a Participant's spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

           8.7.5 - DEFERRED ANNUITY CONTRACTS. A Participant may elect to receive benefits in the form of a deferred annuity contract prior to the time set forth in

     Section 8.8, provided the Participant selects the issuer of the contract and makes suitable arrangements for the purchase of the contract, and:

               (i) In the event that the assets of the Plan which are to be distributed are subject to the provisions of Subsection 8.7.4, the contract is a single premium nontransferable, deferred Qualified Joint and Survivor Annuity; or

               (ii) In the event that assets of the Plan which are to be distributed are not subject to the provisions of Subsection 8.7.4, the contract is a single premium, nontransferable, deferred annuity contract for a period certain; provided, however, that no annuity may be purchased with those assets which provides benefits conditioned on the survival of any person.

      SECTION 8.8 - COMMENCEMENT OF DISTRIBUTION.

           8.8.1 - GENERAL. In general, unless a Participant elects a later date in writing pursuant to Subsection 8.8.3, payment of benefits shall commence as soon as practicable after the Accounting Date which follows Participant's termination of employment, provided that the Participant has submitted a request for distribution (which, prior to May 1, 1994, must be received by the 20th day of the month in which falls the Accounting Date). Prior to December 31, 1988, deferral of distributions beyond age 65 is permitted only with the Administrator's consent.

          Prior to December 31, 1988, if a Participant terminates employment with all Affiliates due to Disability, the Participant's entire Account shall be distributed as soon as practicable; provided, however, that if the Participant is the beneficiary of a disability insurance policy under which benefits would be reduced if payments were made under the Plan without regard to this sentence, the Administrator, after consultation with the Participant, may direct the Trustee to defer the commencement of distribution of benefits to any date on or prior to the Participant's Normal Retirement Date, or the Participant's death if earlier.

          Notwithstanding any provision of this Section 8.8 to the contrary, the distribution of Loan Accounts shall comply with the terms of the Participant Loan Program and with the terms of the promissory note, consent or other agreements entered into in connection with the loan.

           8.8.2 - REQUIRED BEGINNING DATE. The commencement of distribution of a Participant's benefits shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder, and those provisions are incorporated in the Plan by reference. Except as provided in the next sentence and in Subsection 8.8.5, final distribution of all benefits attributable to a Participant's Account must commence not later than April 1 of the calendar year following the later of the calendar year during which the Participant retires or the calendar year in which the Participant attains age 70 1/2. Distribution shall commence not later than April 1 of the calendar year following the calendar year during which the Participant attains age 70 1/2 (regardless of the Participant's date of retirement) if (i) the Participant is a five-percent Key Employee (as defined in Subsection 12.1.2(c) and Code Section 416(i)), determined by using the five-Plan-Year period ending in the calendar year in which the Participant attains age 70 1/2 as the testing period, or (ii) for Plan Years commencing after December 31, 1988, the Participant had not attained age 70 1/2 before January 1, 1988, or was a five-percent Key Employee at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66 1/2 or during any subsequent Plan Year.

          Distributions that are required to begin under Code Section 401(a)(9) are restricted to the forms of distribution described in Section 8.7. Specifically, any installment payments under this Subsection shall be limited in duration to a period of 10 years or less

          8.8.3 - $3,500 RULE. If a Participant's nonforfeitable Account exceeds $3,500 or exceeded $3,500 at the time of any prior distribution, the Employer may not make a distribution of benefits during the Participant's life without the consent of the Participant prior to the required beginning date under Subsection 8.8.2.

          If a Participant's or Beneficiary's nonforfeitable Account does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, a lump sum distribution shall be made as soon as practicable after the Accounting Date which follows the Participant's termination of employment.

           8.8.4 - DECEASED PARTICIPANTS. In the case of a deceased Participant, distribution of his Account to his Beneficiary shall commence as soon as possible, subject to the express rules of Section 8.2 relating to deferrals.

           8.8.5 - TEFRA ELECTIONS. Nothing in this Plan shall be construed as revoking any election made before January 1, 1984 under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 as to the timing or method of distributions, to the extent such an election may apply to a Participant's Rollover Account.

           8.8.6 - TRANSFERS. For Plan Years beginning before January 1, 1993, if a distribution to a Participant is required or permitted under this
     Article 8 for any reason and the Participant is a participant in another qualified defined contribution plan maintained by an Affiliate which is designed to accept transfers, the entire Account shall be distributed to such other plan if the Participant so requests, the other plan agrees to accept the transfer, and all withholding requirements, waivers, or any required spousal consent (as determined by the Administrator) is obtained.

           8.8.7 - LIMITATIONS ON DISTRIBUTIONS. Except as otherwise required in Section 4.4 and Article 5, or under the terms of a Qualified Domestic Relations Order, amounts held in the Trust which are attributable to Elective Deferrals may not be distributed to Participants or other Beneficiaries earlier than (i) the Participant's separation from service, death or Disability, (ii) termination of the Plan without establishment of a successor plan, (iii) the date of the sale or other disposition by a Participating Affiliate of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by such corporation in a trade or business of such corporation with respect to an Employee who continues employment with the corporation acquiring such assets, (iv) the date of the sale or other disposition by a Participating Affiliate of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an unrelated entity with respect to an Employee who continues employment with such subsidiary, (v) the Participant's attainment of age 59 1/2, or (vi) upon hardship of the Participant in accordance with Subsection
     8.9.3. An event shall not be treated as described in clause (iii) or (iv) unless the Participating Affiliate continues to maintain the Plan after the disposition. An event shall not be treated as described in clause (ii),
     (iii), or (iv) with respect to any Participant unless the Participant receives a lump sum distribution (within the meaning of Code Section 401(k)(10)(B)(ii)) by reason of the event. This paragraph applies only to amounts held in a Participant's Pay Conversion Account.

          No amount shall be distributable from this Plan and Trust merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

           8.8.8 - TRANSFERS TO SUCCESSOR EMPLOYER PLANS. From August 31, 1993, until August 31, 1998, a Participant who became an employee of Midwest Power Systems Inc. ("Midwest Power") or an affiliate of Midwest Power directly from employment with the Employer in connection with a sale of assets between Arkla, Inc. and Midwest Power, may direct the Administrator to transfer all, but not less than all, of his or her vested and nonvested account balances under the Plan in cash to the trustee or trustees of the Iowa Public Service Savings Investment Plan For Salaried Employees or the Iowa Public Service Savings Investment Plan For Bargaining Unit Employees, as applicable ("Midwest's Thrift Plan"). A Participant in such group who does not elect to transfer his or her account balance on the date of the initial transfer to Midwest's Thrift Plan may elect to liquidate and transfer his or her account balance as of the first day of any calendar quarter thereafter during the period ending August 31, 1998, or, if earlier, the date on which the Participant is no longer employed by Midwest Power or an affiliate of Midwest Power. The account balance of each Participant in such group who does not elect to transfer to Midwest's

     Thrift Plan within the foregoing time period will be distributed in accordance with the terms of this Plan. Transfers to Midwest's Thrift Plan are conditioned upon the Administrator receiving such assurances as are reasonable that the applicable provisions of the Code have been satisfied, as determined within the sole discretion of the Administrator.

          Within the six-month period beginning February 1, 1993, the account balance of a Participant who became an employee of UtiliCorp United Inc. ("UtiliCorp") or an affiliate of UtiliCorp directly from employment with the Employer in connection with a sale of assets between Arkla, Inc. and UtiliCorp shall be transferred in cash to the trustee or trustees of the UtiliCorp Savings Plan. The transfer shall not, however, include amounts that were invested in Stock on the date of the transfer unless the Participant provides written consent. Any such Participant who does not elect to transfer his or her account balance invested in Stock on the date of the initial transfer to the UtiliCorp Savings Plan may elect to liquidate and transfer in cash his or her remaining account balance as of the first day of any calendar quarter thereafter, but in no event later than February 1, 1995, or, if earlier, the date on which the Participant is no longer employed by UtiliCorp or an affiliate of UtiliCorp. The remaining account balance of each Participant in such group who does not elect to transfer to the UtiliCorp Savings Plan within the foregoing time period will be distributed in accordance with the terms of this Plan. Transfers to the UtiliCorp 401(k) plan are conditioned upon the Administrator receiving such assurances as are reasonable that the applicable provisions of the Code have been satisfied, as determined within the sole discretion of the Administrator, including assurances as to the continued qualification of the transferor and transferee plans under
     Section 401(a) of the Code.

          Nothing in the Subsection 8.8.8 shall be construed as eliminating or reducing a Participant's "Section 411 (d)(6) protected benefits" (as defined in Treasury Reg. (S) 1.411(d)-4) except to the extent permitted by regulation.

      SECTION 8.9 - WITHDRAWALS.  Under the circumstances described in this
Section 8.9, a Participant may elect to receive a withdrawal prior to the Participant's required beginning date, as described in Subsection 8.8.2. Any distributions from the Plan that are not made pursuant to this Section must be taken in one of the forms described in Section 8.7 and shall be paid only after termination of employment or attainment of age 70 1/2. Effective July 1, 1994, in those situations where a Participant is eligible for a withdrawal from more than one Account under this Section 8.9, the order in which withdrawals shall be taken from various Accounts will be determined pursuant to a hierarchy established by the Administrator and communicated in writing to the Administrative Delegate. Withdrawals pursuant to Subsection 8.9.1, however, shall follow the hierarchy set forth in that subsection.

           8.9.1 - WITHDRAWALS FROM VOLUNTARY CONTRIBUTION, CENGAS TRANSFER, ENSCAN TRANSFER, MIDWEST EMPLOYER ESOP AND ROLLOVER ACCOUNTS. No more than once per quarter, any Participant may withdraw part or all of the assets in the Participant's Voluntary Contribution Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer ESOP Account, or Rollover Account. Withdrawals from such Accounts shall be made in the following order: (1) the Participant's after-tax contributions in the Voluntary Contribution Account made on or before December 31, 1986, (2) after-tax contributions in the Cengas Transfer Account, but only if spousal consent is obtained, (3) after-tax contributions made after December 31, 1986, in the Voluntary Contribution Account with earnings attributable to such contributions, (4) all other earnings from the Voluntary Contribution Account, (5) if spousal consent is obtained, the remaining balance of Cengas Transfer Account, (6) the EnScan Transfer Account, (7) the Midwest Employer ESOP Account, and (8) the Rollover Account. However, if the Participant is married at the time of the withdrawal, no withdrawal may be made from the Participant's Cengas Transfer Account without the express written consent of the Participant's spouse in the manner prescribed in Subsection 8.7.4. Beginning July 1, 1994, withdrawals shall be taken from investment funds in which an Account is invested on a pro rata basis; prior to May 1, 1994, Participants can direct from which investment funds the withdrawal shall be taken.

           8.9.2 - WITHDRAWALS FROM EMPLOYER CONTRIBUTION AND MIDWEST EMPLOYER MATCHING ACCOUNTS. A Participant may withdraw amounts from his vested Employer Contribution Account or Midwest Employer Matching Account in the following circumstances:

          (1) Full Vesting or Completion of Five Years of Participation in Plan -- An individual who has 60 or more months of Vesting Period of Service (or 5 or more Years of Service for Relief and Part Time Employees) and 60 or more months of participation in this Plan (including periods of participation in the Trusteed Stock Plan) may, prior to May 1, 1994, withdraw amounts from the person's Employer Contribution Account or Midwest Employer Matching Account, both before and after termination of employment with all affiliates. Beginning July 1, 1994, this withdrawal option is available to any Participant who is fully vested in the Account from which the withdrawal is taken, regardless of his term of service or participation. Prior to July 1, 1994, such withdrawals may be taken as of the last day of any calendar month. Beginning July 1, 1994, such withdrawals may be taken as of any Accounting Date. A condition of the withdrawal is that prior to or simultaneously with the withdrawal, the entire amount of the Participant's Voluntary Contribution Account, EnScan Transfer Account, Midwest Employer ESOP Account, and Rollover Account, and, to the extent spousal consent has been obtained, Cengas Transfer Account must be or must have been withdrawn pursuant to Subsection 8.9.1.

                    Partial withdrawals from the Employer Contribution Account or Midwest Employer Matching Account shall not be permitted under this rule prior to July 1, 1994, except to the extent the Participant has an immediate and heavy financial need (as defined in Subsection 8.9.3) and the partial withdrawal is necessary and sufficient to satisfy the financial need. Partial withdrawals are permitted for any reason after June 30, 1994. No more than one withdrawal shall be permitted under this rule in any 12 consecutive month period (one per calendar quarter beginning July 1, 1994), except that withdrawals under circumstances which would satisfy the hardship criteria of Subsection 8.9.3 shall not be counted in applying these limitations.

          (2) After Age 59 1/2 - A Participant who is fully vested may withdraw all or any part of his Employer Contribution Account or Midwest Employer Matching Account on or after the date he attains age
               59 1/2. Withdrawals under this rule may be taken only once per calendar quarter. Prior or simultaneous withdrawal of the Participant's Pay Conversion Account, Voluntary Contribution Account, Cengas Transfer Account (if spousal consent has been, obtained), EnScan Transfer Account, Midwest Employer ESOP Account, and Rollover Account shall be required. Prior to July 1, 1994, such withdrawals shall be paid as of the last day of a calendar month. Effective July 1, 1994, such withdrawals shall be paid as of any Accounting Date. A Participant eligible for a withdrawal under this rule may alternatively elect a withdrawal under the preceding rule in paragraph (1) for fully vested Participants, in which case prior or simultaneous withdrawal of the Pay Conversion Account would not be required.

          (3) Retirement -- A Participant who is fully vested and has retired from all Affiliates (i.e., terminated employment after attaining age 55), may withdraw all or any part of his Employer Contribution Account or Midwest Employer

               Matching Account. Withdrawals under this rule may be taken only once per calendar quarter. Prior or simultaneous withdrawal of the Participant's Voluntary Contribution Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer ESOP Account or Rollover Account shall not be required, regardless of the duration of the Participant's Vesting Period of Service or participation in the Plan. Prior to July 1, 1994, such withdrawals shall be paid as of the last day of a calendar month. Effective July 1, 1994, such withdrawals shall be paid as of any Accounting Date.

          (4) Disability -- A Participant may withdraw all of his vested Midwest Employer Matching Account on or after the date he becomes Disabled. Prior or simultaneous withdrawal of the Participant's Voluntary Contribution Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer ESOP Account or Rollover Account shall not be required, regardless of the duration of the Participant's Vesting Period of Service or participation in the Plan. Prior to July 1, 1994, such withdrawals shall be paid as of the last day of a calendar month. Effective July 1, 1994, such withdrawals shall be paid as of any Accounting Date.

           8.9.3 - WITHDRAWALS FROM PAY CONVERSION ACCOUNTS. A Participant may withdraw amounts from his Pay Conversion Account in the following circumstances:

     (1) Hardship Distributions - A Participant may make withdrawals from his Elective Deferrals, excluding earnings thereon, for the purpose of enabling the Participant to meet a financial hardship. For purposes of this Subsection 8.9.3, a distribution is on account of a financial hardship only if the distribution is made on account of an immediate and heavy financial need of the Employee and is necessary to satisfy such financial need.

                    (a) Immediate and Heavy Financial Need. Beginning December
               31, 1989, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee only if the distribution is on account of:

                         (1) the purchase (excluding mortgage payments) of a
                    principal residence for the Employee;

                         (2) the payment of tuition for the next semester or
               quarter of post-secondary education for the Employee, the Employee's spouse, children, or dependents;

                         (3) medical expenses described in Code Section 213(d)
               incurred by the Employee, the Employee's spouse, or any dependent of the Employee (as defined in Code Section 152);

                         (4) a significant ($500 or more) uninsured casualty
               loss for the Employee or the Employee's dependents;

                         (5) expenses to maintain the structural integrity of
               the Employee's principal residence;

                         (6) the threatened or imminent eviction of the Employee
               from his principal residence or foreclosure on the mortgage of the Employee's principal residence; or

                         (7) funeral expenses for a family member.

                    Prior to December 31, 1988, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Employee only if the distribution is on account of the purchase of a primary residence for the Employee, the payment of educational expenses for the Employee or the Employee's dependents, extraordinary uninsured medical expenses for the Employee or the Employees dependents, a significant uninsured casualty loss for the Employee or the Employee's dependents, or other financial hardships of a similar nature.

                    (b) Necessity to Satisfy Financial Need. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of an employee to the extent the gross amount of the distribution before taxes and penalties is in excess of the amount required to relieve the financial need or to the extent such need could be satisfied from other resources that are reasonably available to the Employee. A distribution may be treated as necessary to satisfy a financial need of the Employee if the Employer reasonably relies upon a written statement of the Employee in which the Employee represents that the need cannot be relieved:

                    (1) through reimbursement or compensation by insurance
               or otherwise;

                    (2) by reasonable liquidation of the Employees assets, to
               the extent such liquidation would not itself cause immediate and heavy financial need;

                    (3) by cessation of Elective Contributions (pre-tax and
               after-tax) under the Plan; or

                    (4) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          For purposes Of this paragraph, the Employee's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Employee.

                    A Participant will not be deemed to have other reasonably available sources of funds if the use of those funds would result in the Participant losing tax benefits or paying a tax or interest penalty, or would necessitate the borrowing of funds from other sources. Notwithstanding the above, assets that are currently available for withdrawal under other provisions of the Plan are deemed to be reasonably available to the Participant.

                    Amounts shall be distributed as a hardship withdrawal only upon the Administrative Delegate's approval. The Administrative Delegate will require as a condition of a withdrawal that the applicant provide it with sufficient evidence (as determined pursuant to guidelines established by the Employer) to satisfy the foregoing requirements.

          (2) After Age 59 1/2. A Participant may withdraw all or any part of his Pay Conversion Account on or after the date he attains age
               59 1/2 withdrawals under this rule may be taken only once per calendar quarter. Prior to July 1, 1994, such withdrawals shall be paid as of the last day of a calendar month. Effective July 1, 1994, such withdrawals shall be paid as of any Accounting Date.

               Termination of Employment or Disability - A Participant who is Disabled or has retired or terminated employment with all Affiliates may withdraw part or all of the Participant's Pay Conversion Account as of the last day of any month, if prior to July 1, 1994, and as of any Accounting Date, if after June 30, 1994. Only one such withdrawal shall be permitted in any calendar quarter.

                8.9.4 - PROCEDURES AND PENALTIES.

                    (a) Procedures.  No withdrawal may be made under Section 8.9 unless the Participant making the withdrawal gives notice of intent to withdraw assets (or makes a request for a hardship withdrawal under Subsection 8.9.3). Prior to July 1, 1994, notice must be provided in writing to the Administrator by the 20th of the month prior to the Accounting Date as of which the withdrawal is to be made. If the 20th of the month falls on a weekend or a legal holiday, such written notice must be given no later than the first business day following the 20th of the month.

               The withdrawal request shall specify the fund or funds from which the withdrawals are to be made. Beginning July 1, 1994, notice must be given to the Administrative Delegate by telephone according to rules and procedures agreed to by the Administrative Delegate and the Administrator. The Administrator may establish uniform rules relating to the selection of funds and Accounts from which withdrawals are to be made.

                    (b) Termination of Participation.  Any withdrawal from an
               Employer Contribution Account or Midwest Employer Matching Account under Subsection 8.9.2 by a Participant under conditions which would not justify a hardship withdrawal of that amount under Subsection 8.9.3

               (without regard to assets in the Employer Contribution Account or Pay Conversion Account) will, for periods prior to May 1, 1994, be deemed to be an election by the Participant to voluntarily terminate pay reduction contributions as provided in Subsection 4.1.2, except that if the pay reduction contributions have previously been terminated (and not recommenced), the withdrawal shall be deemed to be a new voluntary termination of contributions. There is no deemed termination due to a withdrawal from a Voluntary Contribution Account, Rollover Account, Cengas Transfer Account, EnScan Transfer Account, Midwest Employer ESOP Account or Pay Conversion Account, or from an Employer Contribution Account or Midwest Employer Matching Account if made under conditions which would justify a hardship withdrawal under Subsection 8.9.3 (without regard to assets in the Employer Contribution Account or Pay Conversion Account). Effective May 1, 1994, a withdrawal under Subsection 8.9.2 shall not be deemed a voluntary termination of pay reduction contributions under any conditions.

      SECTION 8.10- CLAIMS PROCEDURE. The Employer or Administrative Delegate shall notify a Participant in writing within ninety (90) days of his written application for benefits (including in-service withdrawals or loans) or his eligibility or noneligibility for benefits under the Plan. If the Employer or Administrative Delegate determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provision of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If the Employer or Administrative Delegate determines that a Participant is not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Employer by filing a petition for review with the Employer within sixty (60) days after receipt by him of the notice issued by the Employer. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits. Within sixty (60) days after receipt by the Employer of said petition, the Employer shall afford the Participant (and his counsel, if any) an opportunity to present his position to the Employer orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Employer shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the

Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Employer, but notice of this deferral shall be given to the Participant.

     In the event of the death of a Participant, the same procedure shall be applicable to his Beneficiaries.

      SECTION 8.11 - INCOMPETENTS. Every person receiving or claiming benefits under the Plan is conclusively presumed to be competent until the date the Administrator receives written notice that the person is incompetent and that a guardian, conservator or other person legally vested with the care of the person or the person's estate has been appointed. However, if the Administrator determines that persons to whom benefits are payable under the Plan are unable to handle their affairs by reason of physical or mental conditions, the Administrator may cause payments under the Plan to be made for their benefit to a member of their family or to any other persons providing for their care; and the Administrator, the Participating Affiliates and the Trustee shall be relieved of all liability for any such payments made in good faith.

      SECTION 8.12 - MISSING PERSONS. The amount of a Participant's Account, including any vested amounts, shall be forfeited and used to reduce contributions under Section 4.2 (or if the Employer does not make contributions under Section 4.2, then under Section 4.3) to the Plan for the Plan Year ending four years after the later of (i) the date of termination of employment of the Participant for whom such Account was maintained, or (ii) the last date a payment from said Account was made, if at least one such payment was made, or
(iii) the first date a payment from said Account was directed to be made if no payments had been made, if the Employer, after diligent inquiry, is unable to locate the Participant or his Beneficiary for purposes of making distribution. Notwithstanding the foregoing, if at any subsequent date such person is located, the Employer shall contribute funds to the Trust, to be placed in an Account for such individual, in an amount equal to the amount of reduction of Employer contributions effected pursuant to the preceding sentence attributable to his Account, but reduced by any amount paid by the Trustee or the Employer to any state or political subdivision under any escheat law or statute.

      SECTION 8.13 - NO DUPLICATE BENEFITS. Except as expressly provided in the Plan to the contrary, all benefits under the Plan are subject to valid Qualified Domestic Relations Orders, and there shall be no duplication of benefits under the Plan.

      SECTION 8.14 - DIRECT ROLLOVERS.

           8.14.1 - GENERAL RULE. This Section 8.14 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.14, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

           8.14.2 - DEFINITIONS.

               (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

               (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

ARTICLE 9.   ADMINISTRATION

      SECTION 9.1 - ADMINISTRATOR. The Administrator shall be a named fiduciary of the Plan, and as Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms.

      SECTION 9.2 - DELEGATION. The Administrator, or NorAm Energy Corp., acting on behalf of the Administrator, shall have the power, by resolution, to delegate specific fiduciary duties and responsibilities (other than those of the Trustee with respect to the custody and control of the assets of the Trust). Such delegations may be to officers or other employees of the Participating Affiliates or to other individuals or entities. Any delegation by the Administrator or NorAm Energy Corp. may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made. Any delegation may be rescinded by the Administrator or NorAm Energy Corp. at any time. Each person or entity to whom a fiduciary duty or responsibility has been delegated shall be responsible for the exercise of such duties or responsibilities and shall not be responsible for the acts or failure to act of any other fiduciary, except as required by law.

      SECTION 9.3 - COMMITTEE. The Administrator of NorAm Energy Corp., in the exercise of the power to delegate fiduciary duties pursuant to Section 9.2, may establish a Committee and appoint its members to assist in Plan administration. If so established, the Committee shall be a named fiduciary and, unless otherwise provided by resolution of the Administrator, shall have the power and responsibility to:

          (a) Adopt rules and regulations for Plan administration not inconsistent with the Plan's declared purposes and specific provisions;

          (b) Interpret and construe Plan provisions;

          (c) Determine from time to time the status of all Employees, Participants, and Beneficiaries for the purposes of the Plan;

          (d) Determine the rights of Employees, Participants, and Beneficiaries to benefits under the Plan, the amount thereof and the method and time or times of payment of the same;

          (e) Appoint an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Committee or other named fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claim review procedures established by the Committee in accordance with Section 8.10 and any other uniform, nondiscriminatory rules and policies. Any decisions which require interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a named fiduciary with respect to the services it provides as an Administrative Delegate;

          (f) Instruct the Trustee as to the disbursement of Trust assets;

          (g) Make amendments to the Plan as may be necessary to conform the Plan to the requirements of statutory law changes, and any rulings, court decisions and regulations which may affect the Plan. The Committee shall have the authority to make additional amendments to the Plan as the Committee may determine to be necessary or desirable to carry out the purposes of the Plan, subject to the right of the Board of Directors of NorAm Energy Corp. (or its delegate) to review and revise the amendments, and subject to the condition that the Committee shall not have the authority to amend the Plan so as to increase any Participating Affiliate's liability under the Plan (except as required by law) and subject further to the requirement that the Committee shall, as requested by the Board of Directors of NorAm Energy Corp., prepare and submit to the Board reports on all amendments to the Plan; and

          (h) Delegate any of its powers and responsibilities, in its sole discretion, to the Administrator's Director of Compensation and Benefits or its Director of Investments.

     Members of the Committee shall serve for indefinite terms. Any member of the Committee may resign by delivering a written resignation to the Administrator (to be effective on delivery or on a later date specified in the resignation) and may be removed by resolution of the Board of Directors of NorAm Energy Corp. Any member of the Committee who is also an Employee, upon termination of employment, shall cease to be a member of the Committee. Vacancies may be filled by the Chief Executive Officer of the Administrator to serve until such vacancies are filled by the Board of Directors of NorAm Energy Corp. The Committee may elect a Chairman and a Secretary. The Secretary (if elected) may but need not be one of the members of the Committee. The Committee may authorize one or more of their number to make or to direct the making of any payment on behalf of the Committee or to execute or deliver any instrument on behalf of the Committee, including instructions to the Trustee as to the disbursement or investment of the Trust, and may employ counsel (who may be counsel for the Administrator or for NorAm Energy Corp.) and agents, and such clerical, medical and accounting services as may be required in carrying out the provisions of the Plan. The Committee shall hold meetings at times and places they determine. A majority of the members of the Committee shall constitute a quorum for transacting business. All resolutions or actions taken by the Committee at a meeting shall be by majority vote of those present. Action by the Committee may be taken without a formal meeting by the written authorization of all of the members of the Committee.

      SECTION 9.4 - REPORTS AND RECORDS. The Administrator and those to whom the Administrator or NorAm Energy Corp. has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for proper Plan administration and for compliance with applicable law.

      SECTION 9.5 - ESTABLISHMENT OF FUNDING POLICY AND INVESTMENT MANAGEMENT. The Administrator shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law, and (b) communicate this policy to the Trustee in writing, and direct and supervise the Trustee's actions to see that this policy is carried out. For funds other than Stock, the Administrator may appoint an investment manager who shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust (as designated in the delegation) other than Stock, and must be registered as an investment adviser under the Investment Advisers Act of 1940, be a bank as defined in that Act, or be an insurance company qualified to manage, acquire or dispose of assets under the laws of more than one state, and, in all cases, must have acknowledged in writing that it is a fiduciary of the Plan.

      SECTION 9.6 - PAYMENT OF EXPENSES. The Administrator may pay all expenses of administering the Plan, including but not limited to Trustee's fees, attorney fees, and expenses incurred by persons or entities to whom fiduciary duties have been delegated. If said expenses are not paid by the Administrator, they shall be a lien against and paid from the Trust, except for items the payment of which would constitute a prohibited transaction. Expenses which in the opinion of the Administrator are attributable to a single Account or a classification of Accounts, at the direction of the Administrator, may be charged to that Account or to the Accounts within that classification.

      SECTION 9.7 - INDEMNIFICATION. To the extent permitted by law, the Administrator shall indemnify the members of the Committee, if created, individual trustees and others to whom the Administrator has delegated fiduciary duties pursuant to Sections 9.2 and 9.3 who are either employees, officers or directors of the Administrator, against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Administrator, unless the same is determined to be due to gross negligence or intentional misconduct.

 ARTICLE 10.   AMENDMENT TO AND TERMINATION OF PLAN

      SECTION 10.1 - AMENDMENTS. The Administrator shall have the right at any time and from time to time by resolution adopted by its Board of Directors to modify or amend the Plan, in full or in part, in any respect, and each such amendment shall become effective as of any current, prior or later date specified in such resolution upon the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Administrator containing such amendment; provided, however, that:

          (a) No such amendment shall substantially enlarge the duties and responsibilities of the Trustee without its written consent thereto;

          (b) No such amendment shall either directly or indirectly have the effect of giving an Affiliate any interest in any part of the corpus or income of the Trust or cause any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; and

          (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's accrued benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no Plan amendment shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or becomes effective.

     Any amendment adopted under the provisions of this Section 10.1 shall be deemed a part of the Plan as if incorporated herein, and the Plan shall be deemed accordingly amended.

      SECTION 10.2 - TERMINATION OF PLAN. The Administrator has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Participating Affiliates are not and shall not be under any obligation or liability whatsoever to continue their contributions or to maintain the Plan for any given length of time, and may in their sole and absolute discretion discontinue such contributions or terminate their participation in the Plan at any time without any liability whatsoever for such discontinuance or termination.

      SECTION 10.3 - TIME OF TERMINATION. The Plan hereby created shall automatically terminate with respect to a Participating Affiliate upon the happening of either of the following events:

          (a) Complete discontinuance of contributions by it;

          (b) Adjudication of the Participating Affiliate as bankrupt, or a general assignment by the Participating Affiliate to or for the benefit of creditors, or dissolution of the Participating Affiliate.

      SECTION 10.4. DISTRIBUTIONS. Upon termination of the Plan with respect to a Participating Affiliate for any reason whatsoever, the portion of Accounts attributable to contributions from the Participating Affiliate shall be nonforfeitable and the Trustee shall distribute the assets of the Trust according to the provisions of Section 8.5.

      SECTION 10.5 - PARTIAL TERMINATION. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of Employees then or theretofore employed by the Participating Affiliate with respect to which the Plan is being terminated, the proportionate interest of such persons in the Trust attributable to contributions from the Participating Affiliate, as determined by the Trustee. The Accounts of all such persons shall become or continue to be nonforfeitable, and the Trustee shall distribute such segregated assets of the Trust to said persons according to the provisions of Section 8.5 as if it were a total termination of the Plan.

 ARTICLE 11.   MISCELLANEOUS

      SECTION 11.1 - NO GUARANTY OF EMPLOYMENT. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the Employer's right to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his employment at any time.

      SECTION 11.2 - CONSTRUCTION OF AGREEMENT. This Plan shall be construed according to the laws of the State of Minnesota to the extent not preempted by Federal law; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan and the Trust being a qualified plan and trust within the meaning of Code Section 401. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     Notwithstanding any provision to the contrary in the Plan, the Administrator (or, if applicable, the Committee appointed for purposes of the Plan) has total and complete authority to determine conclusively for all parties all questions arising in the administration of the Plan. The Administrator has the authority to interpret and construe the terms of the Plan and to determine all questions of eligibility and status of Employees, Participants and, if applicable, their Beneficiaries, under the Plan and the amounts of their respective interests. Administrator (or Committee) determinations are binding on all persons, subject to the claims procedures under the Plan.

      SECTION 11.3 - SPENDTHRIFT PROVISION. Except as otherwise provided by law, benefits payable hereunder and any interest of a Participant or Beneficiary in the Trust shall not be subject to assignment, transfer or anticipation or otherwise alienable either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process. However, the benefits payable hereunder may be subject to the creation, assignment or recognition of a right pursuant to a Qualified Domestic Relations Order.

      SECTION 11.4 - HEADINGS. Headings and sub-headings in this Plan are inserted for convenience of reference only and are not to be considered in the interpretation or construction of Plan provisions.

      SECTION 11.5 - LIMITATION ON PARTICIPATING AFFILIATES' AND TRUSTEE'S LIABILITY. Neither the Trustee nor the Participating Affiliates guarantee the benefits payable under the Plan and Trust Agreement, and payments to Participants and Beneficiaries shall be made exclusively from the assets of the Trust.

      SECTION 11.6 - MERGER. The Plan may be merged or consolidated with any other plan, and assets or liabilities of the Plan may be transferred to any other plan, but only if each person having an interest in the Trust would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

      SECTION 11.7 - COUNTERPARTS. The Plan and the Trust may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 11.8 - EXCLUSIVE BENEFIT. In no event shall any part of the trust assets be paid to or become vested in any Affiliate, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except as provided in other Sections of the Plan and except that contributions of a Participating Affiliate may be returned if:

     (1) The contribution was conditioned on the qualification of the Plan under Code Section 401 (a), the Plan does not so qualify and the contribution is returned within one year after the Plan is found to not so qualify, all contributions by the Participating Affiliate being conditioned on said qualification;

     (2) The contribution was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of the last paragraph of this Section; or

     (3) The contribution was conditioned on its deductibility under Code
         Section 404, the deduction is disallowed under said section, the contribution is returned within one year of the disallowance of the deduction, and the return satisfies the requirements of the last paragraph of this Section.

     The return of a contribution (or a portion of a contribution) to the Participating Affiliate satisfies the requirements of this paragraph if the amount so returned (a) does not exceed the amount which was attributable to the mistake of fact or error in determining the deduction, as the case may be, (b) does not include the net earnings attributable to such excess contributions, (c) is reduced by any net losses attributable to the excess contribution, and (d) does not reduce the Account of any Participant to less than such Account would have been had the returned contribution never been made.

 ARTICLE 12.   TOP HEAVY PLAN PROVISIONS

     Notwithstanding any provision of the Plan to the contrary, the provisions of this Article shall govern for any Plan Year in which the Plan is a Top Heavy Plan as of the Determination Date of the Plan.

      SECTION 12.1 - SPECIAL DEFINITIONS. Whenever used in this Plan the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when the defined meaning is intended the term is capitalized.

           12.1.1 - "DETERMINATION DATE" for a Plan Year of the Plan means the last day of the preceding Plan Year of the Plan, or in the case of the first Plan Year of the Plan, the last day of such Plan Year.

           12.1.2 - "KEY EMPLOYEE" means any Employee or former Employee (including any deceased Employee) of an Affiliate who, at any time during the Plan Year containing the Determination Date for the Plan Year which is being tested for top heaviness or during any of the four (4) preceding Plan Years (including Plan Years commencing before 1984) -- which period is referred to as the "testing period" -- is (a) an officer (that is, an administrative executive who is in regular and continued service) of an Affiliate (but in no event shall more than fifty persons or, if lesser, the greater of three (3) persons or ten percent (10%) of the number of Employees of all Affiliates as of the Determination Date for the Plan Year which is being tested for top heaviness, be treated as officers) if such person's Top Heavy Compensation for any of said Plan Years in which he was an officer exceeds 50 percent of the maximum dollar limitation of Code
     Section 415(b)(1)(A) for the calendar year in which ends the Plan Year which is being tested for top heaviness, (b) is one of the ten (10) employees owning (or considered as owning within the meaning or based on the principles of Code Section 318) during a Plan Year in the testing period both more than 1/2% ownership interest and the largest percentage ownership interest in any of the Affiliates during such Plan Year of ownership if such person's Top Heavy Compensation exceeds the maximum dollar limitation of Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends, (c) a person owning (or considered as owning within the meaning or based on the principles of Code Section 318) more than five percent (5%) of the outstanding interest in any

     Affiliate, or (d) a person owning (or considered as owning within the meaning or based on the principles of Code Section 318) more than one percent (1%) of the outstanding interest in any Affiliate if such person's Top Heavy Compensation for the Plan Year exceeds $150,000.

          Organizations other than corporations may be considered as having officers for Plan Years commencing after February 28, 1985. Them is no minimum number of officers that must be taken into account, and the limited number of officers considered shall be those with the highest one-year Top Heavy Compensation received while an officer for the Plan Year including the Determination Date for the Plan Year which is being tested for top heaviness and the preceding four (4) Plan Years.

          For purposes of determining under (b) the persons owning the largest interests, if two persons have the same interest, the person whose Top Heavy Compensation for the Plan Year of ownership in the testing period is the highest, shall be deemed to have a larger interest. If a person's ownership changes during a Plan Year, his interest is the largest interest owned at any time during the Plan Year.

          For purposes of applying subparagraph (C) of Code Section 318(a)(2), five percent (5%) shall be substituted for fifty percent (50%). A person's interest in all outstanding stock or all outstanding stock with voting power shall be utilized in the determination of ownership interest in a corporation. A person's interest in capital or profits shall be utilized in the determination of ownership interest in a noncorporate entity. The rules of subsections (b), (c), and (m) of Code Section 414 shall not be applicable for purposes of determining ownership in Affiliates under this paragraph for purposes of testing the five percent (5%) and one percent (1%) limits but shall be taken into account in determining whether an individual has Top Heavy Compensation in excess of $150,000. A Beneficiary of a deceased Participant who was a Key Employee shall be considered to be the Key Employee with respect to the benefits received.

           12.1.3 - "PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of plans plus any other plan or plans of Affiliates which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

           12.1.4 - "REQUIRED AGGREGATION GROUP" means:

               (a) Each qualified plan maintained by Affiliates in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years; and

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               (b) Any other qualified plan of Affiliates which enables such plan to meet the requirements of Code Sections 401(a)(4) and 410.

           12.1.5 - "SUPER TOP HEAVY PLAN" means a qualified plan maintained by an Affiliate where, as of the Determination Date for the Plan Year, the plan would meet the test for a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in the definition of a Top Heavy Plan.

           12.1.6 - "TOP HEAVY COMPENSATION" of an individual for any Plan Year shall mean, generally, the individual's 415 Compensation. However, for Plan Years beginning after December 31, 1988, Top Heavy Compensation shall also include that portion of his compensation for a taxable year that he has elected to defer under Code Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b).

           12.1.7 - "TOP HEAVY PLAN" means for Plan Years commencing after December 31, 1983, a qualified plan maintained by an Affiliate where, as of the Determination Date for the plan year of that plan, any of the following exists:

               (a) The Top Heavy Ratio for such plan exceeds sixty percent (60%) and the plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of plans;

               (b) Such plan is a part of a Required Aggregation Group of plans (but not a part of a Permissive Aggregation Group) and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%); or

               (c) Such plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%).

           12.1.8 - "TOP HEAVY RATIO" for a group of qualified plans maintained by an Affiliate means a fraction, the numerator of which is the sum of account balances under the defined contribution plans (including any simplified employee benefit plan) for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans (including any simplified employee benefit plan) for all participants and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted for

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

     a distribution of any part of an account balance or an accrued benefit made in the five-year period ending on the Determination Date.

          For purposes of determining the Top Heavy Ratio, the following rules apply. The value of account balances and the present value of accrued benefits will be determined as of the most recent Accounting Date that falls within or ends with the twelve-month period ending on the Determination Date. Contributions allocated to accounts for the first year of a plan which are to be allocated as of a date not later than the Determination Date but have not been made as of that date shall be counted as a part of the account balance. A similar rule shall apply for all years of plans subject to minimum funding standards, including contributions which have been waived, or not made and result in a funding deficiency.
     The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. For Plan Years beginning after December 31, 1984, the accrued benefit of a person who has not performed any services for a Participating Affiliate during the five (5) year period ending on the Determination Date is excluded from the calculation to determine top heaviness. The account balances and accrued benefits under plans other than said plan being tested for top heaviness which are maintained by an entity other than the Employer attributable to periods such entity was not an Affiliate shall be disregarded. The beneficiaries of account balances and accrued benefits of a deceased participant shall be treated as a participant with respect to the benefits received. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The present value of accrued benefits for a defined benefit plan shall be determined as of the Determination Date using reasonable actuarial assumptions specified by the Employer, but if none are specified, then an interest rate of five percent (5%) per annum and the 1984 Unisex Pension Mortality Table shall be used. The references to plans only include qualified plans.

           12.1.9 - "VALUATION DATE" for purposes of determining the value of plan accounts of a Top Heavy Plan shall be the same date as the Determination Date.

      SECTION 12.2 - MINIMUM ALLOCATION. The provisions of this Section shall not apply to an individual to the extent the individual is covered under any other plan or plans of the Employer or its Affiliate, and the Employer has provided that the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met other than as provided in this Section. Any contribution to be made to the Trustee by the Employer for a Plan Year and forfeitures, if any, shall be allocated among the individuals entitled to participate in the Employer's contribution to the Trustee for the

Plan Year in the proportion that the Top Heavy Compensation for the Plan Year paid by the Employer to each such individual bears to the Top Heavy Compensation paid by the Employer to all such individuals. Allocations shall be made even if under other Plan provisions the individual would not otherwise be entitled to receive an allocation for the Plan Year because of (i) the individual's failure to complete 1,000 Hours of Service during the Plan Year, or (ii) the individual's failure to make mandatory employee contributions to the Plan, or
(iii) the individual's Basic Earnings was less than a stated amount. In the event the Employer or an Affiliate maintains any other plan which with this Plan is a part of a Permissive Aggregation Group and any other plans not in the Permissive Aggregation Group to which the Employer or an Affiliate contributes, the following rules shall apply to the allocation of Employer contributions and forfeitures, if any, pursuant to this Section.

          (a) If such other plan or plans are defined contribution plus, and an individual does not participate in such other plan or plans, the Employer's contributions and forfeitures, if any, credited to the Account of an individual who is not a Key Employee for the Plan Year shall in no event be less than the lesser of (i) three percent (3%) of the individual's Top Heavy Compensation (four percent (4%) of an individual's (whether or not the individual is a Key Employee) Top Heavy Compensation if the Plan is Top Heavy and the limitations of Section 12.4 would otherwise apply); or (ii) the percentage of Top Heavy Compensation allocated under this Plan and all other defined contribution plans to the accounts of the Key Employee whose total allocation (expressed as a percentage of Top Heavy Compensation) of Employer and Affiliate contributions and forfeitures, if any, is the highest for the Plan Year.

          (b) If such other plan or plans are defined contribution plans and the individual participates in at least two (2) defined contribution plans, the minimum Employer contribution described in subsection (a) above shall be reduced by the contributions of the Employer and Affiliates and forfeitures, if any, made on the individual's behalf to each other plan or plans in which the individual also participates.

          (c) If such other plan or plans include a defined benefit plan in which an individual does not participate and this Plan enables the defined benefit plan to meet the requirements of Code Sections 401(a)(4) and 410 and is a part of a Required Aggregation Group, Employer contributions and forfeitures, if any, credited to the Account of an individual who is not a Key Employee shall not be less than three percent (3%) of his Top Heavy Compensation (four percent (4%) of an individual's Top Heavy Compensation (whether or not the individual is a Key Employee) if the Plan is Top Heavy and the limitations of Section 12.4 would otherwise apply), reduced by Employer and Affiliate contributions or forfeitures, if any, made and required to be made on the individual's behalf under any other defined contribution plan maintained by the Employer or Affiliate in which the individual participates.

          (d) If such other plan or plans include a defined benefit plan in which an individual does participate, the amount of Employer contributions and forfeitures, if any, credited to the Account of an individual who is not a Key Employee shall in no event be less than five percent (5%) of his Top Heavy Compensation (seven and one-half percent (7 1/2%) of an individual's Top Heavy Compensation (whether or not the individual is a Key Employee) if the Plan is Top Heavy and the limitations of Section 12.4 would otherwise apply), reduced by Employer and Affiliate contributions, and forfeitures, if any, to his account in any other defined contribution plan in which the individual participates (including any provisions in the plan that provides for a minimum benefit), and reduced further by the comparable contribution that would have to be made to this Plan to provide the individual's accrued benefit (including any provisions in the plan that provides for a minimum benefit) under the defined benefit plan.

     In the event the Employer or an Affiliate does not maintain any other plan which with this Plan is a part of a Permissive Aggregation Group, the following rules shall apply to the allocation of Employer contributions and forfeitures, if any, pursuant to this Section. The Employer contributions and forfeitures, if any, credited to the Account of an individual who is not a Key Employee for the Plan Year shall in no event be less than the lesser of three percent (3%) of the individual's Top Heavy Compensation, or the percentage of Top Heavy Compensation allocated under this Plan to the Account of the Key Employee whose total allocation (expressed as a percentage of Top Heavy Compensation) of Employer contributions and forfeitures, if any, is the highest for the Plan Year.

     Any amounts not allocated because of the limitations set forth previously in this Section shall be allocated in accordance with the allocation provisions set forth in Article 5 of the Plan. The minimum allocation set forth in subparagraphs (a) and (b) of this Section is determined without regard to any Social Security contribution. The amount of the minimum allocations described in this Section shall be computed as of the last day of the Plan Year for each plan that is within the same calendar year.

     For purposes of determining the minimum allocation pursuant to this Section, the amount of any contribution made by the Employer on behalf of a Non-Key Employee shall not include Elective Deferrals under the Plan or Elective Contributions under any other plan maintained by an Affiliate. For Plan Years beginning after December 31, 1988, if the Plan uses Matching Contributions to satisfy the minimum allocation requirements described in this Section, such contributions may not be treated as Matching Contributions for purposes of Code Sections 401(k) and 401(m).

      SECTION 12.3 - VESTED ACCOUNT BALANCE. For any Plan Year in which this Plan is Top Heavy, an individual shall be vested in his Account in accordance with the first vesting schedule set forth in Section 8.4, except that an individual shall be 20% vested upon completion of two Vesting Periods of Service or Years of Service.

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

      SECTION 12.4 - LIMITATION ON BENEFITS. If the Participant is a Participant in the Plan and any defined benefit plan maintained by the Employer or an Affiliate, the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction, as determined pursuant to Code Section 415(e) (as modified by Code Section 416(h)) for any plan year may not exceed one
(1). The Employer may, in calculating the defined contribution plan fraction, elect to apply the transitional rule provided in Code Section 415(e)(6) as modified by Code Section 416(h)(4). Provided the Plan is not a Super Top Heavy Plan, and Code Section 416(h) would otherwise be applicable to the Plan, a Participant's defined benefit plan fraction will be determined solely in accordance with Code Section 415(e) and additional minimum contributions or benefits will be provided all Participants in accordance with Section 12.2.

 ARTICLE 13.   PARTICIPATION BY AFFILIATES

      SECTION 13.1 - IN GENERAL. The Administrator may be a member of a group of corporations or businesses which are Affiliates, and one or more of said Affiliates may wish to adopt the Plan. The provisions of this Article set forth the terms and conditions relating to said adoption of the Plan by an Affiliate.

      SECTION 13.2 - ADOPTION. The Administrator may permit any other Affiliate to adopt the Plan and thereby become a Participating Affiliate by action by the Affiliate's Board of Directors or other governing body and by the execution of a written acceptance of such adoption by the Administrator. Notice of this adoption shall be given by the Administrator to the Trustee, but shall not be required to make the adoption effective. The adoption shall specify the effective date of the adoption and any other special provisions applicable to the Participating Affiliate. For example, a special definition of Basic Earnings, eligibility or benefit accrual provisions may be applicable to the Participating Affiliate. After the effective date of the adoption of the Plan by the Participating Affiliate, common-law Employees of the Participating Affiliate shall be considered Employees.

     The adoption of this Plan by the Participating Affiliate shall not be deemed to be a contract between the Participating Affiliate and any of its Employees. In addition, the Participating Affiliate does not guarantee the benefits payable under the Plan. Except as specifically provided in the Plan to the contrary, in no event shall any part of the Plan assets be paid to _____ vested in the Participating Affiliate.

      SECTION 13.3 - ADMINISTRATION. In the event that a Participating Affiliate adopts the ________ except for the specific provisions contained in the adoption document, in this Article, or in any resolution made by the Administrator's Board of Directors, the Administrator shall have complete authority and control to administer the Plan and to delegate specific fiduciary duties and responsibilities and shall be deemed the Administrator for all purposes. Any administration or delegation pursuant to this Plan may be rescinded by the Administrator at any time. The Administrator in its sole discretion shall also have the authority to allocate the responsibility for payment of expenses of the administration of the Plan among itself and the various Participating Affiliates in an equitable manner.

      SECTION 13.4 - AMENDMENT. Whether or not Affiliates have adopted the Plan, only the Administrator shall have the right to amend the Plan and to specify the effective date of such amendment. However, any amendment of the Plan shall be communicated to each Participating Affiliate. Unless a Participating Affiliate elects to withdraw from the Plan within five days of notice of the amendment, it shall be deemed to have agreed to and accepted the amendment.

      SECTION 13.5 - TERMINATION OR WITHDRAWAL. Any Participating Affiliate may discontinue contributions or withdraw from the Plan by delivering a notice adopted by the Participating Affiliate's Board of Directors or other governing body to the Administrator and other Participating Affiliates, specifying the date of its discontinuance or withdrawal. The Administrator shall certify such discontinuance or withdrawal to the Trustee. Such notice shall specify whether such Participating Affiliate intends to continue a plan through the use of a separate document. If a Participating Affiliate completely discontinues contributions to the Plan, is adjudicated bankrupt, is assigned to or for the benefit of creditors, or is dissolved, such an event shall terminate its participation in the Plan. A withdrawal or termination of participation by a Participating Affiliate shall not constitute a termination of the Plan, unless the Administrator and all Participating Affiliates withdraw and/or terminate their participation in the Plan. A withdrawal or termination of participation in the Plan by a Participating Affiliate shall not constitute a partial termination of the Plan, unless specified in writing by the withdrawing Participating Affiliate, or except as may result by operation of law.

     If a Participating Affiliate is withdrawing from the Plan and has established a substantially identical plan, the Trustee of the Plan shall transfer the assets of Participants who are employed by the withdrawing Participating Affiliate at the time of the withdrawal to the funding agent of said plan. If a Participating Affiliate is withdrawing or terminating from the Plan and his not established a substantially identical plan, the Trustee shall:
(a) transfer any assets in the suspense account established in accordance with
Section 5.5 attributable to the Participating Affiliate's contributions to the Affiliate to the extent it may not then be allocated pursuant to Section 4.2, 4.3, or 4.6 to the Accounts of Participants who are employed by the withdrawing Participating Affiliate at the time of the withdrawal or termination; and (b) credit any increase or charge any decrease to all such Accounts then existing in the manner provided in Article 6, and hold or distribute the full amount then credited to each such Account at the same time and in the manner specified in Sections 8.7 and 8.8. The provisions of Section 8.5 shall apply if the entire Plan is being terminated. In such event, any allocation to Participants shall be made to Participants employed by all Participating Affiliates and the Administrator in proportion to their Basic Earnings as of the date of the allocation in that Plan Year.

      SECTION 13.6 - APPLICATION OF TERMS OF THE PLAN.

           13.6.1 - ELIGIBILITY. Eligibility to participate in the Plan shall be determined separately with respect to each Participating Affiliate.

           13.6.2 - DETERMINATION OF CONTRIBUTIONS. The Administrator and each Participating Affiliate shall determine and make its own contributions to the Plan, including the individual discretion to make a special contribution for the Accounts of Employees who received less of an allocation due to an oversight or mistake of fact or law. Each Participating Affiliate may make its contribution under the Plan for any Plan Year, or partial payments of such contribution, at any time during such Plan Year or within the time following the close of such Plan Year which is prescribed by law for the filing of the Participating Affiliate's Federal income tax return (or consolidated return, if applicable) for its fiscal year for Federal income tax purposes within or with which the Plan Year ends (including extensions thereof). The provisions of Section 11.8 shall apply to the contributions of each Participating Affiliate.

          The portion of an Employee's pay reduction amount to be contributed to an Employee's Pay Conversion Account shall be collected and remitted to the Trustee or the Employee, as the case may be, as soon as possible following reduction of pay by the Participating Affiliate who employs such Employee at the time. The Participating Affiliate will use its best efforts to determine and contribute to the Plan the maximum amount permitted under the rules of Code Sections 401(k) and 401(m), however, no liability shall result from the Employee's loss of any deferral of taxation for Federal or state income tax purposes, nor for interest on any amounts subject to pay reduction elections.

           13.6.3 - ALLOCATION OF CONTRIBUTIONS. Each Participating Affiliate shall make a contribution to the Plan for each eligible Participant who makes a pay reduction contribution pursuant to Section 4.1 for a Plan Year attributable to Basic Earnings paid by such Participating Affiliate. This contribution is a matching percentage of the amount contributed for an eligible Participant under the pay reduction election for said period to the Plan (and not returned pursuant to the Plan). Such matching percentage shall be determined by the Employer in accordance with Section 4.2. Contributions under Sections 4.3 and 4.6 made by each Participating Affiliate shall be allocated among eligible Participants in proportion to the Basic Earnings paid by each such Participating Affiliate for the period with respect to which the contributions are made. If active employment at the end of the Plan Year by a Participant is a requirement prior to allocation of a contribution to a Participant, a Participant is actively employed if employed by a Participating Affiliate on the last day of the Plan Year. If such individual works for more than one Participating Affiliate, and contributions under the Plan are allocated on Basic Earnings up to a maximum dollar amount, the contributions to be allocated pursuant to this paragraph shall be made on the pro rata portion of the maximum dollar amount of such eligible Participant's Basic Earnings paid by such Participating Affiliate. Contributions shall be subject to the limitations of the Plan, and in particular Article 5.

           13.6.4 - DISTRIBUTIONS. No distributions with respect to termination of employment shall be made until termination of employment with all Affiliates whether or not they are participating in this Plan, except with respect to transfers to other qualified plans.

      SECTION 13.7 - INTERPRETATION. If any question arises with respect to the interpretation of this Plan due to the existence of Participating Affiliates that have adopted the Plan, the Administrator shall establish uniform rules to resolve such questions that shall conclusively bind all Participating Affiliates and their Employees.

     Executed this ____ day of ____________, 1994.

                              MINNEGASCO, A DIVISION OF NORAM
                                    ENERGY CORP.



                              By______________________________________________
                                    Rick L. Spurlock
                                    Senior Vice President of Administration
                                         and Human Resources